                                                                     Exhibit 1.1

                                                     FINAL (ENGLISH TRANSLATION)

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                       THIRD AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS

ARTICLE ONE. NAME..........................................................    3
ARTICLE TWO. PURPOSES......................................................    3
ARTICLE THREE. CORPORATE DOMICILE..........................................    4
ARTICLE FOUR. DURATION.....................................................    4
ARTICLE FIVE. NON-MEXICAN OWNERSHIP........................................    4
ARTICLE SIX. DEFINITIONS...................................................    5
ARTICLE SEVEN. DEFINITIONS CROSS REFERENCE TABLE...........................    8
ARTICLE EIGHT. CAPITAL STOCK AND RIGHTS RELATED THERETO....................    9
ARTICLE NINE. CHANGES TO CAPITAL AND PREEMPTIVE RIGHTS.....................   11
ARTICLE TEN. TRANSFER RESTRICTIONS, TAG-ALONG RIGHTS, DRAG-ALONG RIGHTS,
   PUBLIC OFFERING PROVISION; INVESTOR SPECIAL TAG-ALONG RIGHTS; GRUPO VAC
   COMPETITION RESTRICTION.................................................   12
ARTICLE ELEVEN. KEY MATTER APPROVALS.......................................   31
ARTICLE TWELVE. AUTHORITY OF SHAREHOLDERS..................................   36
ARTICLE THIRTEEN. SHAREHOLDERS' MEETINGS...................................   36
ARTICLE FOURTEEN. CALLING AND NOTICE OF SHAREHOLDERS MEETINGS..............   37
ARTICLE FIFTEEN. VOTING OF SHARES AND ACTION BY WRITTEN CONSENT............   37
ARTICLE SIXTEEN. DEPOSIT OF SHARES.........................................   38
ARTICLE SEVENTEEN. GENERAL ORDINARY SHAREHOLDERS' MEETINGS.................   38
ARTICLE EIGHTEEN. GENERAL EXTRAORDINARY SHAREHOLDERS' MEETINGS.............   38
ARTICLE NINETEEN. SPECIAL SHAREHOLDERS' MEETINGS...........................   38
ARTICLE TWENTY. REQUIRED SHAREHOLDER VOTES.................................   39
ARTICLE TWENTY-ONE. APPOINTMENT OF CHAIRMAN AND CONDUCT OF SHAREHOLDER
   MEETINGS................................................................   39
ARTICLE TWENTY-TWO. VOTING.................................................   39
ARTICLE TWENTY-THREE. COMPOSITION OF THE BOARD.............................   39

ARTICLE TWENTY-FOUR. TERM OF DIRECTORS.....................................   41
ARTICLE TWENTY-FIVE. QUALIFICATIONS OF BOARD MEMBERS.......................   41
ARTICLE TWENTY-SIX. BOARD MEETINGS.........................................   41
ARTICLE TWENTY-SEVEN. BOARD VOTING AND APPOINTMENT OF EXECUTIVE OFFICERS...   42
ARTICLE TWENTY-EIGHT. GENERAL BOARD POWERS.................................   42
ARTICLE TWENTY-NINE. COMPANY EXAMINER......................................   44
ARTICLE THIRTY. FISCAL YEAR................................................   44
ARTICLE THIRTY-ONE. REQUIRED FINANCIAL INFORMATION.........................   44
ARTICLE THIRTY-TWO. FINANCIAL STATEMENTS...................................   44
ARTICLE THIRTY-THREE. PROFITS..............................................   44
ARTICLE THIRTY-FOUR. LOSSES................................................   45
ARTICLE THIRTY-FIVE. NOTICE AND ESCHEAT....................................   45
ARTICLE THIRTY-SIX. DISSOLUTION............................................   45
ARTICLE THIRTY-SEVEN. SHAREHOLDER ACTION WITH RESPECT TO LIQUIDATION.......   45
ARTICLE THIRTY-EIGHT. NOTICE OF LIQUIDATION PROCEEDS.......................   46
ARTICLE THIRTY-NINE. LIQUIDATOR............................................   46
ARTICLE FORTY. SHAREHOLDERS' MEETINGS DURING LIQUIDATION...................   46
ARTICLE FORTY-ONE. EXCULPATION.............................................   46
ARTICLE FORTY-TWO. INDEMNIFICATION RIGHT...................................   46
ARTICLE FORTY-THREE. PROCEDURES............................................   47
ARTICLE FORTY-FOUR. NON-EXCLUSIVE RIGHT....................................   47
ARTICLE FORTY-FIVE. INSURANCE..............................................   47
ARTICLE FORTY-SIX. ADVANCEMENT OF EXPENSES.................................   48
ARTICLE FORTY-SEVEN. INDEMNIFICATION OF OTHERS.............................   48
ARTICLE FORTY-EIGHT. CONTRACTUAL RIGHT.....................................   48
ARTICLE FORTY-NINE. SUCCESSORS.............................................   48
ARTICLE FIFTY. COMPLIANCE WITH CERTAIN LAWS................................   48
ARTICLE FIFTY-ONE. CPO TRUSTEE, SALE OF THE COMPANY AND DRAG-ALONG SALE....   48
ARTICLE FIFTY-TWO. AMENDMENT OF THESE BYLAWS...............................   49

EXHIBIT

Exhibit A   Company Guidelines

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                          AMENDED AND RESTATED BY-LAWS

                                  FIRST CHAPTER

                                  ORGANIZATION

ARTICLE ONE. Name.

The name of the Company shall be "MAXCOM TELECOMUNICACIONES", followed by the terms "Sociedad Anonima de Capital Variable" (stock corporation with variable capital) or the abbreviation thereof "S.A. de C.V."

ARTICLE TWO. Purposes.

The purpose of the Company is to engage in all lawful transactions and business activities permitted by the General Business Corporation Law (Ley General de Sociedades Mercantiles) of Mexico (as amended from time to time, the "General Business Corporation Law"), as well as any other applicable provisions, as may be determined from time to time by the board of directors of the Company (the "Board"), including, without limitation, the installation or acquisition, operation and exploitation of a public telecommunications network and/or radio-spectrum frequency bands, in each case as concessioned by the Ministry of Communications and Transportation, as well as the provision of auxiliary and related services (including, without limitation, the provision of long-distance national and international telecommunication services, public telephone, voice, data, images, programs (including cable television programming) and Internet transmission) and engaging in such other activities incidental or ancillary thereto as the Board determines necessary or advisable.

The activities that the Company may also engage in shall include, without limitation:

     (a) The commercialization, purchase, sale, import, export, industrialization, distribution, manufacture, representation, concession, commission, lease of any kind of articles, goods, services and value-added secondary services, and the trade, in general, with any equipment, services and goods of any kind related to the communications industry.

     (b) The participation in the capital stock of business entities of any kind, Mexican or foreign, public or private, including the purchase and sale of shares of stock, interests or rights and, in general, participating in investments of any kind.

     (c) The representation in Mexico, or abroad, as an agent, commission merchant, intermediary, or representative of all kind of organizations, companies, businesses, individuals or corporations, Mexican or foreign, public or private.

     (d) The entering into contracts, agreements and undertakings of any kind, and the execution of commercial transactions and legal proceedings or professional acts of any kind in the line of business mentioned above, whether on behalf of the Company or in representation of third parties.

     (e) The procurement and development for any legal reason of concessions, permits, franchises, licenses, authorizations, allotments, patents, trademarks, trade names and advertisements of any kind which contribute to the carrying out of the purposes of the Company.

     (f) The issuance, acceptance, subscription, guarantee and endorsement, in any way, of any type of negotiable instruments and securities related to the Company's purposes, whether on behalf of the Company or of third parties.

     (g) The acquisition, lease, sale, import, export, commercialization or, for any other legal reason, possession or exploitation personal property of any kind, real and personal rights, as well as real property necessary for the securing of the Company's purposes.

     (h) The procurement of any type of credits for the execution of the Company's purposes.

     (i) In general, the carrying out all of acts and executing any kind of contracts or agreements related to the Company's purposes.

ARTICLE THREE. Corporate Domicile.

The corporate domicile shall be Mexico City, Federal District; provided, however, that other business offices may be established in other places in Mexico or abroad.

ARTICLE FOUR. Duration.

The duration of the Company shall be unlimited.

ARTICLE FIVE. Non-Mexican Ownership.

     (a) The Company is organized and existing under the laws of Mexico. Shareholders may be Mexican or any other foreign nationality; provided, however, that the capital stock of the Company held by non-Mexican Shareholders shall not exceed the maximum foreign investment percentage permitted under the Foreign Investment Law.

     (b) The current and future foreign Shareholders irrevocably agree with the Ministry of Foreign Affairs to consider themselves as Mexican nationals (i.e., such foreign Shareholders shall have no additional rights as Shareholders based solely on their citizenship or country of domicile) with respect to (i) their Shares and (ii) the Company's properties, rights, governmental concessions (including any rights and obligations derived from the agreements entered into by the Company with the Mexican authorities), securities and interests. No current and future foreign Shareholders shall request intervention by any sovereign government into the business or affairs of the Company, under penalty of forfeiture of such Shareholder's Shares to the benefit of the Mexican nation if such Shareholder violates this undertaking. The undertaking set forth in this Section 5(b) shall be enforceable by the Ministry of Foreign Affairs.

                                 SECOND CHAPTER

                                   DEFINITIONS

ARTICLE SIX. Definitions.

The following capitalized terms, not defined elsewhere in these By-laws, shall have the meanings set forth in this Article 6:

     "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such particular Person, and "control" means the possession, directly or indirectly, of the power to direct the management, policies, assets and ownerships of a Person, whether through the ownership of voting securities, contract or otherwise.

     "Aguirre Group Investors" means, with respect to the Series A Shares only, collectively, Adrian Aguirre G., Maria Guadalupe Aguirre G. and Maria Elena Aguirre G., and their respective successors in interest and Permitted Transferees.

     "BA Investors" means, collectively, BankAmerica International Investment Corporation, BankAmerica Investment Corporation, BASCFC-Maxcom Holdings I, LLC, BAS Capital Funding Corporation, Nexus-Maxcom Holdings I, LLC, Nexus-Banc of America Fund II, L.P., Edward McCaffrey and their respective successors in interest and Permitted Transferees.

     "Bachow Investors" means, collectively, Bachow Investment Partners III, LP ("BIP"), Bachow & Associates, Inc., each of the limited partners of BIP, the general partner of BIP (and its limited partners and general partners), the direct and indirect equity holders of any thereof, Paul S. Bachow, Salvatore A. Grasso and Jay D. Seid and each of their respective successors and permitted assigns and permitted transferees.

     "Bank of America" means, Bank of America Corporation and any successor in interest thereto.

     "Company" means Maxcom Telecomunicaciones, S.A. de C.V., a Mexican stock corporation with variable capital, and any successor-in-interest thereto.

     "CPO" means a certificate of participation issued to a beneficiary of the trust established pursuant to the CPO Investment Trust Agreement.

     "CPO Investment Trust Agreement" means that certain Irrevocable Investment Trust Agreement, dated as of April 29, 2002, by and among the Company and the bank initially appointed by Company as the trustee thereunder, as such agreement may be amended from time to time thereafter pursuant to its terms and the restrictions set forth in these Bylaws.

     "CPO Trustee" means the trustee under the CPO Investment Trust Agreement and any successor thereto.

     "Equity Securities" means any equity securities of an issuer or debt securities of an issuer with equity features or other securities exercisable or convertible into equity securities of such issuer or any of its subsidiaries (including, without limitation, Options) or any other securities of such issuer containing any profit participation features (including, without limitation, stock appreciation rights and phantom stock).

     "Family Group", with respect to a natural person, means such natural person's spouse, parents, siblings and descendents (whether natural or adopted) and any trust solely for the benefit of such natural person and/or such natural person's spouse and/or descendents (whether natural or adopted).

     "Grupo VAC Agreements" means the TR Purchase Agreement, the Holdback Trust Agreement, CFE Credit Agreement, Security Trust Agreement, Securityholders' Agreement, the Post-Closing Matters Side Letter Agreements, the Bansi Credit Agreement, and any agreement between the Company or any of its Subsidiaries and Sierra Communications Globales, S.A. de C.V.

     "Grupo VAC Investors" means Eduardo Vazquez Arroyo Carstens, Gabriel Agustin Vazquez Arroyo Carstens, Alina Georgina Carstens de Vazquez Arroyo, Telereunion International, S.A. de C.V., Controladora Profesional Regiomontana, S.A. de C.V. and their respective successors in interest and Permitted Transferees.

     "Grupo VAC Representative" means Eduardo Vazquez Arroyo Carstens so long as he is a Grupo VAC Investor, and thereafter, such person as designated in writing to the Company by the Grupo VAC Investors holding a plurality of all Shares held of record by the Grupo VAC Investors.

     "Grupo VAC Threshold Percentage" means 11%; provided, however, that if, after the date these Bylaws are adopted by the Shareholders, the Company issues Shares as consideration for the acquisition by the Company or its subsidiaries of the assets or capital stock of one or more companies, and as the result of such issuance of Shares, the Grupo VAC Investors' beneficial ownership of outstanding Shares is less than 11%, then the Grupo VAC Threshold Percentage shall be 7%.

     "Holdback Trust Agreement" means the Irrevocable Administration and Holdback Security Trust Agreement, dated as of July 20, 2006, as such agreement may be amended from time to time thereafter pursuant to its terms, among the Company, the Grupo VAC Investors and Banco Mercantil del Norte, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte, as trustee.

     "Independent Third Party" means, at any applicable date of determination, any Person, other than any holder of more than 5% of the Shares issued and outstanding on such date; provided, however, that the Grupo VAC Investors and their Affiliates shall be deemed Independent Third Parties hereunder for purposes of the definition of "Sale of the Company."

     "Investors" means the Aguirre Group Investors, BA Investors, the Grupo VAC Investors, the Bachow Investors, Latinvest Strategic Investment Fund, L.P., and Credit Suisse First Boston Corporation. For purposes of the registration rights set forth in Section 10(j), "Investor" also includes L.D. Coltrane, III, Michael
R. Coltrane, Samuel E. Leftwich and Thomas A. Norman.

     "Nexus" means, collectively, Nexus-Maxcom Holdings I, LLC and Nexus-Banc of America Fund II, L.P. (together with any successor-in-interest).

     "Option" means a right, option or warrant to subscribe for or to purchase any series of Shares.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

     "Post-Closing Matters Side Letter Agreement" 20has the meaning given to such term in the TR Purchase Agreement.

     "Public Offering" means the consummation of a public offering (whether a primary or a secondary offering) registered under the Mexican securities laws, rules and regulations or the Securities Act of Shares, CPOs, certificates of participation, American depositary receipts or other similar securities representing an economic ownership interest in Shares.

     "Qualified Affiliate" of any Person means (i) any other Person 90% or more of whose equity and other voting securities are beneficially owned by such Person or (ii) any other Person who beneficially owns 90% or more of the equity and other voting securities of such Person (it being understood that, notwithstanding the foregoing, each of the BA Investors, Nexus Partners I, LLC (and any private equity fund managed by Nexus Partners I, LLC) and any Affiliate of Bank of America in which Bank of America holds, directly or indirectly, at least a majority of the economic interests thereof shall be deemed to be Qualified Affiliates of one another).

     "Qualified Public Offering" means a Public Offering that yields aggregate net proceeds to the Company of at least U.S.$50,000,000 (fifty million U.S. dollars).

     "Sale of the Company" shall mean any transaction or series of related transactions involving (i) a sale of all or substantially all of the consolidated assets of the Company to any Independent Third Party or group of Independent Third Parties or (ii) a merger, recapitalization, or reorganization of the Company, the sale or transfer of assets of, or any equity interest in, or any securities convertible into or exchangeable for an equity interest, in the Company, or other similar transaction or business combination involving the Company, in each case after which at least a majority of the beneficial and record ownership of the Shares then outstanding would be owned by any Independent Third Party or group of Independent Third Parties.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Trust Agreement" means the Third Amended and Restated Irrevocable Administration and Security Trust Agreement, dated as of July 20, 2006 by and among the Company, certain Shareholders and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero Bancomer, Direccion Fiduciaria, as trustee, as such agreement may be further amended from time to time thereafter pursuant to its terms.

     "Securityholders Agreement" means the Third Amended and Restated Securityholders Agreement, dated as of July 20, 2006, as such agreement may be amended from time to time thereafter pursuant to its terms, by and among the Company and certain of the Shareholders and certain of the Company's optionholders.

     "Shares" means, at any given time, collectively, the Company's (i) Series A Shares, (ii) Series B Shares, (iii) Series N Shares, and (iv) any subsequently authorized series or class of capital stock of the Company. For purposes of clarification, CPOs are not Shares.

     "Shareholder" means any shareholder of the Company.

     "TR Purchase Agreement" means the Share Purchase and Sale Agreement, dated as of July 20, 2006, by and among Telereunion International, S.A. de C.V., Controladora Profesional

Regiomontana, S.A. de C.V., Eduardo Vazquez Arroyo Carstens, Gabriel Agustin Vazquez Arroyo Carstens, the Company and Maxcom Servicios Administrativos, S.A. de C.V., as such agreement may be amended from time to time thereafter pursuant to its terms.

     "Transfer" means, with respect to any interest, any direct or indirect sale, exchange, transfer, assignment, pledge or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any such interest (including, without limitation, a beneficial interest in such interest).

ARTICLE SEVEN. Definitions Cross Reference Table.

The following capitalized terms shall have the meanings set forth in the corresponding section of these Bylaws:

DEFINED TERM                                SECTION
------------                                -------
"Approved Plan"                             11(d)(iv)
"Board"                                     2
"Buyer"                                     8(m)(i)
"Committee"                                 23(d)
"Covered Person"                            41
"Drag-Along Sale"                           10(f)(i)
"Examiner                                   29
"Exempt Transfers"                          10(b)
"First Call Meeting"                        26(b)
"General Business Corporation Law"          2
"Grupo VAC Director"                        23(a)(i)
"Grupo VAC Key Matters"                     11(c)
"Grupo VAC Limited Offer"                   10(g)(vii)
"Grupo VAC Offer"                           10(g)(iii)
"Grupo VAC Offer Right Conditions"          10(g)(i)
"Grupo VAC RLO Notice"                      10(g)(vi)
"Grupo VAC ROFO Notice"                     10(g)(i)
"Indemnified Person"                        42
"Investor Transfer Notice"                  10(d)(i)

DEFINED TERM                                SECTION
------------                                -------
"Qualified Investor"                        10(d)(i)
"Registration Request"                      10(j)(i)
"Regulatory Amendments"                     8(f)
"Required Approvals"                        11(a)
"Recusal"                                   10(g)(xi)
"Restricted Matter"                         10(g)(xi)
"Restricted Persons"                        11(d)(ii)
"Restricted Share(s)"                       10(b)
"Restricted Share Transfer Consent"         10(b)
"RFR Free Transfer Period"                  10(c)(iii)
"ROFO Free Transfer Period"                 10(d)(iii)
"Second Call Meeting"                       14(e); 26(b)
"Series A Shares"                           8(b)
"Series A Directors"                        23(a)(i)
"Series B Shares"                           8(b)
"Series B Directors"                        23(a)(ii)
"Series N Shares"                           8(b)
"Special Tag-Along Right Notice"            10(l)(i)
"Special Tag-Along Window"                  10(l)(ii)

DEFINED TERM                                SECTION
------------                                -------
"Meeting Notice"                            14(c)
"Nexus Director"                            23(a)(ii)
"Nexus Key Matters"                         11(b)
"Non-CPO Shareholder"                       10(c)(i)
"Offer Notice"                              10(c)(i)
"Permitted Transferees"                     10(i)(iii)
"ROFO-RLO Free Period"                      10(g)(ii)

DEFINED TERM                                SECTION
------------                                -------
"Strategic Combination"                     10(g)(vi)
"Subsidiary Board"                          23(c)
"Tag-Along Right Notice"                    10(e)(i)
"Tag-Along Window"                          10(e)(ii)
"Transferring Non-Investor Shareholders"    10(c)
"Transferring Shareholder"                  10(e)

                                  THIRD CHAPTER

                        CAPITAL STOCK AND SHARES OF STOCK

ARTICLE EIGHT. CAPITAL STOCK AND RIGHTS RELATED THERETO.

     (a)  The capital stock of the Company is divided into 2 (two) categories:
          Class I and Class II. The Shareholder registry book shall identify which Shares are included in Class I and which Shares are included in Class II. The capital stock of the Company represented by the Class I is fixed and cannot be withdrawn. The fixed portion of the capital stock of the Company is for the amount of Ps.$54,753,302.00 (Fifty four million seven hundred and fifty thousand three hundred and two Pesos 00/100), represented by 1,528,827 shares. The capital stock of the Company represented by the Class II is variable. There are no limitations on the number of Shares included in Class II that the Company may issue (other than the restrictions set forth below in Sections 8(c) through 8(e), 8(g) and 8(m)) or on the amount of capital represented by such Shares. The Shares representing Class II shall not have the withdrawal right referred to in Article 213 of the General Business Corporation Law.

     (b) The capital stock of the Company shall be represented by shares which are nominative, common and no par value. The capital stock of the Company shall be divided into (i) full voting Series A Shares ("Series A Shares"); (ii) full voting Series B Shares ("Series B Shares"); and
          (iii) nonvoting Series N Shares ("Series N Shares").

     (c) Series A Shares shall only be subscribed, acquired or owned by Mexicans.

     (d) Subject to any applicable limitations on non-Mexican ownership set forth in the Foreign Investment Law and Article 12 of the Federal Telecommunications Law, Series B Shares and Series N Shares shall be freely subscribed, acquired and owned by Mexican and/or foreign investors.

     (e) Until the Foreign Investment Law and Article 12 of the Federal Telecommunications Law no longer require that Mexicans own a majority of the voting stock of the Company, the outstanding Series A Shares shall represent at least 51% of the full voting Shares of the Company and effective control thereof and the outstanding Series B Shares may not represent more than 49% of the full voting Shares of the Company. Series N Shares may not represent more than 95% of the outstanding capital stock of the Company, unless otherwise authorized by the Ministry of Economy.

     (f) If at any time the Foreign Investment Law and the Federal Telecommunications Law of Mexico are amended so as to permit the unrestricted ownership and/or control of the Company by 1 (one) or more foreign (i.e., non-Mexican) entities, upon the effectiveness of such amendments (the "Regulatory Amendments") the Shares shall be automatically converted on a one-to-one basis into a single series of common shares with voting rights determined on a pro rata basis based on all such common shares voting together as a single class. The Company and each Shareholder shall take all actions necessary or requested by Nexus or Bank of America in connection with effectuating the modifications to the Company's capital structure described in this
          Section 8(f).

     (g) Subject to certain approval rights set forth herein and subject to the approval of the Shareholders at a Shareholders' meeting (with the prior authorization of the Ministry of Economy), the Company may issue limited voting and limited corporate rights shares, with full economic and/or preferential rights.

     (h) Pursuant to the Foreign Investment Law, the Series N Shares shall not be included in any determination of the foreign ownership of Shares, nor shall the Series N Shares be included in determining a quorum for general, ordinary, extraordinary or special Shareholders' meetings, except as required by applicable law; provided, however, that in connection with any Shareholders' meeting where the holders of Series N Shares are entitled to vote on a specific matter, the Series N Shares entitled to vote on such specific matter shall be counted in determining a quorum of the Shareholders voting on such matter.

     (i) The provisional or definitive Share certificates shall cover 1 (one) or more Shares and shall bear the signatures of 2 (two) members of the Board, which may be signed in facsimile under the terms of Section VIII of Article 125 of the General Business Corporation Law.

     (j) The Company's Share certificates shall comply with the requirements set forth in Article 125 of the General Business Corporation Law and, for purposes of dividend payments and for the exercise of other monetary rights, numbered coupons may be adhered. A summary of the restrictions and undertakings set forth in Article 5 above and a summary of this Article 8 shall be included in the provisional and definitive Share certificates.

     (k) Definitive Share certificates shall be issued by the Company to its Shareholders within 365 calendar days after any subscription or issuance of Shares of the Company with respect thereto. Until definitive Share certificates are issued, provisional certificates, which shall always bear the holder's name, shall be issued, and shall be exchanged for the definitive Share certificates upon issuance thereof.

     (l) Shares shall be paid by the subscribers under the terms and conditions approved in the corresponding Shareholders' meeting approving the issuance of such Shares.

     (m) In addition to the Transfer restrictions provided for in these Bylaws, if a Person intends to Transfer, subscribe for or otherwise acquire Shares, in each case, representing 10% or more (or such other higher or lower percentage, if any, as then required under applicable Mexican law) of the outstanding capital stock of the Company:

          (i) Such Person shall provide written notice thereof to the Company (and the Company shall inform the Board and Ministry of Communications and Transportation) which notice shall include the information regarding the identity of the Person proposing to acquire the Shares (the "Buyer").

          (ii) In addition, as a condition to any such Transfer, the Buyer shall be required to provide the Ministry of Communications and Transportation with such information as is reasonably required by the Ministry of Communications and Transportation to analyze such Buyer. In the case of a Buyer that is an entity, such Buyer shall also be required to identify the individuals that, directly or indirectly, own 10% or more (or such other higher or lower percentage, if any, as then required under applicable Mexican law) of the capital stock of such entity.

          (iii) If the Transfer, subscription, or acquisition has not been opposed by the Ministry of Communications and Transportation during the applicable review period by the Ministry of Communications and Transportation, such Transfer, subscription, or acquisition shall be considered approved by the Ministry of Communications and Transportation.

          (iv) Only those Transfers, subscriptions, or acquisitions approved (or not opposed) by the Ministry of Communications and Transportation, (provided, however, that with respect to any Transfers, such Transfers shall have complied with the Transfer restrictions contained in these Bylaws) shall be recorded in the Company's Shareholder registry book, without prejudice of the authorizations demanded from other authorities under the applicable provisions.

          (v) Without prejudice to any other notices required under these Bylaws, notice as provided above shall not be required when the subscription or Transfer is only of Series N Shares (or other neutral investment Shares issued under the Foreign Investment
               Law) or when the increases in capital are subscribed by the Shareholders themselves; provided, however, that with respect to a subscription by Shareholders, each Shareholder's proportionate interest in the Company remains the same after such subscription.

          (vi) To the extent applicable, the substance (or a summary) of the provisions of this Section 8(m) shall be reflected on the definitive or provisional Share certificates issued by the Company.

ARTICLE NINE. Changes to Capital and Preemptive Rights.

     (a) Subject to Article 11 hereof, any increase or decrease in the minimum fixed capital stock of the Company shall be resolved by a General Extraordinary Shareholders' Meeting in accordance with this Bylaws, the General Law of Business Corporations (including article 132 therewith), as well as any other applicable provision of law.

     (b) Subject to Article 11 hereof, any increase or decrease in the variable portion of the capital stock of the Company may be resolved by a General Ordinary Shareholders' Meeting in accordance with this Bylaws, the General Law of Business Corporations, as well as any other applicable legal provision.

     (c) Increases in capital stock shall be through the issuance of Shares in the corresponding series, subject to the provisions of the Foreign Investment Law and Article 12 of the Federal Telecommunications Law. Increases in capital stock through the issuance of Series N Shares, or any other neutral investment shares, may not, when aggregated with the then outstanding Series N Shares and any other investment neutral shares represent more than 95% of the outstanding capital stock of the Company.

     (d) In connection with any issuance by the Company of capital stock or similar equity securities, the Shareholders shall have only the minimum preemptive rights granted pursuant to applicable Mexican law, including article 132 of the General Law of Business Corporations. The Company, through the Board or the Secretary of the Board, shall notify the Shareholders of the issuance by the Company of capital stock or similar equity securities through a written notice delivered to the Shareholders of record (including the CPO Trustee and any other trustee holding shares on behalf of any beneficial owner of Shares) or through publication in one of the following newspapers: (i) the Official Gazette of the Federation, (ii) the "Negocios" section of the "Reforma" or (iii) "El Financiero."

ARTICLE TEN. Transfer Restrictions, Tag-Along Rights, Drag-Along Rights, Public Offering Provision; Investor Special Tag-Along Rights; Grupo VAC Competition Restriction.

     (a) Transfer of Shares. No Shareholder shall Transfer any Shares (or any interest therein) (or any interest therein) except pursuant to the provisions of this Article 10. Any Transfer in violation of this
          Article 10 shall be null and void ab initio and shall not be consented to, recognized or registered by the Company for any purpose.

     (b) Restricted Share Transfer Consent. Except for Transfers to (i) Permitted Transferees, (ii) pursuant to a Sale of the Company or (iii) of Shares registered in a Public Offering (collectively, "Exempt Transfers"), no Shareholder shall Transfer any Series A Shares or Series B Shares (the "Restricted Shares"), without the prior written approval of Nexus, solely in its capacity as a Shareholder (and without any fiduciary duty to the Company or any of the Company's Shareholders) which consent may be withheld for any reason or no reason (the "Restricted Share Transfer Consent"). If the Restricted Share Transfer Consent is obtained with respect to a proposed Transfer, the transferring holder of such Restricted Shares shall also comply with the requirements of Sections 10(c) (if a Non-Investor), 10(d) (if an Investor), 10(e), 10(f) and 10(g).

     (c) Rights of First Refusal on Transfers by Non-Investors. Except for an Exempt Transfer, at least 30 (thirty) days prior to any Transfer of any Shares by any Shareholder other than an Investor (the "Transferring Non-Investor Shareholders"):

          (i) Such Shareholder shall deliver written notice thereof (the "Offer Notice") to the Secretary of the Board who shall then promptly deliver such Offer Notice (but in any event within 5 (five) days) to each of the other Shareholders (other than the CPO Trustee) (the "Non-CPO Shareholders"), at the registered addresses of such Shareholders on file with the Company, disclosing the number of Shares to be Transferred, the proposed price, terms and conditions of the Transfer and the identity of the prospective transferee(s) who would acquire such Shares (if known at such time).

          (ii) The Non-CPO Shareholders may elect to purchase all (but not less than all) of the Shares to be Transferred on the same terms and conditions as those set forth in the Offer Notice. Each Non-CPO Shareholder desiring to participate shall give written notice within 30 (thirty) days after the Offer Notice has been given to the Secretary of the Board to the Transferring Non-Investor Shareholder of the maximum number of Shares that such Non-CPO Shareholder desires to purchase. If the Non-CPO Shareholders elect to purchase all such Shares thereunder, the Transfer of such Shares shall be consummated as soon as possible after the delivery of the purchase election notice(s) to the transferring Investor, but in no event later than 15 (fifteen) days after the expiration of such 30-day right of first refusal election period. If the aggregate number of Shares desired to be purchased by participating Non-CPO Shareholders exceeds the number of Shares to be Transferred pursuant to the Offer Notice, each Non-CPO Shareholders shall be entitled to purchase a pro rata number of Shares based on the Shares held by each such participating Non-CPO Shareholder.

          (iii) If, within 30 (thirty) days after the delivery of the Offer Notice, the Non-CPO Shareholders have not elected to purchase all of the Shares specified in the Offer Notice, the Transferring Non-Investor Shareholders may Transfer the Shares specified in the Offer Notice to the transferee(s) specified in the Offer Notice at a price and on terms no more favorable to the transferee(s) than are specified in the Offer Notice for a period of no more than 90 (ninety) days after the 30th day after delivery of the Offer Notice (the "RFR Free Transfer Period"). Any Shares not Transferred within such 90-day period shall remain subject to the provisions of this Section 10(c).

          (iv) If an electing Shareholder is not permitted under applicable Mexican law to hold the amount or type of Shares which such electing Shareholder would be otherwise entitled to purchase upon the exercise of its rights under this Section 10(c) (e.g. because such Shareholder is not Mexican), then such electing Shareholder may designate another purchaser who is qualified under Mexican law to purchase such Shares or, at its election, such electing Shareholder may request the Company to agree (to the extent permitted under Mexican law) to exchange such Shares to be purchased by such electing Shareholder (pursuant to the exercise of its rights under this Section 10(c)) for other securities of the Company which such Shareholder is permitted to purchase and which have identical rights as such Shares being transferred; provided, however, that, in order to comply with applicable law, the voting rights of such securities may be limited to the minimum level necessary to effect such compliance.

     (d)  Right of First Offer on Transfers by Investors (other than BA
          Investors).

          (i) Except for an Exempt Transfer or a Transfer to a Grupo VAC Investor pursuant to its exercise of rights under Section 10(g), if any Investor other than a BA Investor desires to transfer any Shares, such Investor shall deliver written notice thereof (the "Investor Transfer Notice") to the Secretary of the Board who shall, within 3 (three) business days, deliver a copy thereof to each Investor holding at least 1% of the Shares then outstanding (a "Qualified Investor"), at the registered addresses of such Qualified Investor on file with the Company, disclosing the type and number of Shares sought to be transferred, the proposed price of the Transfer and other material economic terms of the proposed Transfer.

          (ii) The Qualified Investors may elect to purchase all (but not less than all) such Shares to be Transferred on a pro rata basis (determined on the basis of number of Shares held by each such Qualified Investor) and at the same price specified in the Investor Transfer Notice. Each Qualified Investor desiring to participate shall give written notice to such transferring Investor within 30 (thirty) days after the Investor Transfer Notice has been given to the Secretary of the Board of the maximum number of Shares that such Qualified Investor desires to purchase. If the Qualified Investors elect to purchase all such Shares thereunder, the Transfer of such Shares shall be consummated as soon as possible after the delivery of the purchase election notice(s) to the transferring Investor, but in no event later than 30 (thirty) days after delivery of the applicable purchase election notice. If the aggregate number of Shares required to be purchased by participating Qualified Investors exceeds the number of Shares to be Transferred pursuant to the Investor Transfer Notice, each Qualified Investor shall be entitled to purchase a pro rata number of Shares based on the Shares held by each such participating Qualified Investor.

          (iii) If the electing Qualified Investors have not elected to purchase all of the Shares specified in the Investor Transfer Notice, the transferring Investor may, for a period (the "ROFO Free Transfer Period") of 180 days after the expiration of such period, Transfer the Shares specified in the Investor Transfer Notice to 1 (one) or more parties at a price and on other material economic terms no more favorable to the transferees thereof than as set forth in the Investor Transfer Notice. Any such Shares specified in the Investor Transfer Notice that are not transferred within such 180-day period shall remain subject to the provisions of this Section 10(d).

          (iv) If an electing Qualified Investor is not permitted under applicable Mexican law to hold the amount or type of Shares to which such electing Qualified Investor would be otherwise entitled to purchase upon the exercise of its rights under this
               Section 10(d), then such electing Qualified Investor may designate another purchaser who is qualified under Mexican law to purchase such Shares or, at its election, such electing Qualified Investor may request the Company to agree (to the extent permitted under Mexican law) to exchange such Shares to be purchased by such electing Qualified Investor (pursuant to the exercise of its rights under this Section 10(d)) for other securities of the Company which such Qualified Investor is permitted to hold and which have identical rights as those being Transferred; provided, however, that, in order to comply with applicable law, the voting rights of such securities may be limited to the minimum level necessary to effect such compliance.

     (e)  Participation (Tag-Along) Rights in Transfers.

          (i) If a Shareholder desires to Transfer any Shares (a "Transferring Shareholder") other than pursuant to an Exempt Transfer, which shall be governed by 10(f), 10(h), 10(i), 10(j) and 10(l) as applicable, such Shareholder shall deliver written notice thereof (the "Tag-Along Right Notice") to the Secretary of the Board, and the Secretary of the Board shall then promptly (but in any event within 5 (five) days or, to the extent necessary to comply with requirements of applicable law, such longer period as reasonably determined by the Board (including the approval of at least 1
               (one) Nexus Director)) deliver to the other Shareholders (other than the CPO Trustee unless such Transfer constitutes a Sale of the Company, in which case the CPO Trustee shall be entitled to receive notice of and participate in such Transfer), at the registered addresses of such Shareholders on file with the Company, such Tag-Along Right Notice (which notice may be given simultaneously with any notice required to be delivered pursuant to Sections 10(c), 10(d) and 10(g)), disclosing the number of Shares to be Transferred, the proposed price, terms and conditions of the Transfer (including, without limitation, a description of any expense, escrow, holdback, earn-out, indemnity or similar obligations to which the participating Shareholders shall be responsible), the identity of the prospective transferee(s) (if known at such time) and whether such Shareholder's participation right is subject to adjustment as a result of Sections 10(c), 10(d) or 10(g) (i.e., the tag-along rights shall only apply to the Shares that the Transferring Shareholder is entitled to Transfer after first complying with the requirements of Section 10(c), 10(d), or 10(g), as applicable).

          (ii) All eligible Shareholders (other than the CPO Trustee unless such Transfer constitutes a Sale of the Company) may elect to participate on a pro rata basis (based on the number of Shares) in the contemplated Transfer described in the Tag-Along Right Notice by giving written notice to the Transferring Shareholder within the longer of (i) 20 (twenty) days after delivery of the Tag-Along Right Notice to the Company or (ii) 3 (three) business days after the beginning of the RFR Free Transfer Period, if applicable (the "Tag-Along Window"). Each such Shareholder may participate in the contemplated Transfer at the same price and, subject to clause (vi) below, on the same terms specified in the Tag-Along Right Notice; provided, however, that if a Shareholder holds more than 1 (one) class or series of Shares, such Shareholder's rights under this Section 10(e) to participate in such Transfer shall be allocated proportionately among all of the Shares owned by such Shareholder (e.g. if a Transfer pursuant to a Tag-Along-Right Notice is contemplated, a Shareholder holding 1,000 Series B Shares and 1,000 Series N Shares would be required to Transfer an equal number of both Series B and Series N Shares). The failure to deliver notice electing to participate within a Tag-Along Window shall be deemed an automatic and complete waiver of all rights to participate in such Transfer pursuant to this Section 10(e). In connection with any Transfer, each Shareholder's participation rights therein (with respect to the absolute number of Shares) is subject to adjustment as a result of Sections 10(c), 10(d), and 10(g) (i.e., the tag-along rights shall only apply to the Shares that the Transferring Shareholder is entitled to Transfer after first complying with the requirements of Sections 10(c), 10(d), and 10(g)).

          (iii) If no Shareholder elects to participate in the contemplated Transfer (either by giving notice to such effect or failing to give notice within the Tag-Along Window), then, pursuant to and on the terms substantially as described in the Tag-Along Right Notice, the Transferring Shareholder may Transfer such Shares to the Person(s) specified in the Tag-Along Right Notice for a period equal to (A) the remaining RFR Free Transfer Period, if applicable, (B) the remaining ROFO Free Transfer Period, if applicable, (C) 180 days after the expiration of the Tag-Along Window if the proposed Transfer described in the Tag-Along Notice is pursuant to Section 10(g) or (D) 120 days after the expiration of the Tag-Along Window if the proposed Transfer of Shares described in the Tag-Along

               Notice was not subject to Sections 10(c), 10(d) or 10(g); provided, however, that there will be an automatic 60-day extension of such 120-day period to the extent that regulatory approvals for a Transfer have not been obtained within such original 120-day period. If the Transferring Shareholder fails to Transfer such Shares described in the Tag-Along Notice within such applicable period, the Transferring Shareholder shall not Transfer such Shares without again complying with the provisions of this Section 10(e).

          (iv) No Transferring Shareholder shall Transfer any of its Shares to any prospective transferee if such prospective transferee declines to allow the participation of the other Shareholders on the terms provided in this Section 10(e), unless and only to the extent that the prospective transferee may not hold such other Shareholder's Shares because of ownership restrictions on such Shares imposed by these Bylaws or applicable Mexican law.

          (v) The rights of Shareholders to participate in a Transfer as set forth in this Section 10(e) are subject to the satisfaction of the following conditions: (A) each participating Shareholder will only be required to make affirmative representations and warranties only as to (1) due power and authority to enter into the agreement and transactions contemplated thereby, (2) non-contravention of any agreement to which it is a party or by which it is bound, and (3) good and valid title to the equity securities to be transferred (or, in the case of beneficial ownership of the Shares through a trust, good and valid title to the certificates of participation in such trust), free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever (other than as contemplated hereby and by the Securityholders Agreement), (B) the participating Shareholders shall be severally obligated to share, on a pro rata basis (based on such Shareholder's share of the aggregate proceeds paid with respect to the Shares sold in such transaction), any expense, escrow, holdback, earn-out, indemnity or similar obligation that the Transferring Shareholder has agreed to in connection with such Transfer (but, with respect to each participating Shareholder, not in excess of the consideration such Shareholder is entitled to receive in connection with its participation in the transaction), and with respect to any contingent post-closing indemnity or other obligations, any proceeds a Shareholder is entitled to receive in connection with its participation pursuant to this Section 10(e) in a Transfer shall be subject to a holdback obligation unless such Shareholder provides such purchaser with assurances and/or collateral, in form and substance satisfactory to such purchaser, as such purchaser may require; provided, however, that any assurances or collateral provided by the Transferring Shareholder and/or the other participating Shareholders may differ from Shareholder to Shareholder (it being understood and permitted, that certain Shareholders (including, without limitation, the BA Investors and/or the Grupo VAC Investors) may only be required to sign an agreement or indemnity without any holdback obligations), and (C) if the purchaser of the Shares requires the Transferring Shareholder and the other participating Shareholders to execute any ancillary purchase or other agreements, each participating Shareholder shall be required, as a condition to its participation rights in such Transfer, to execute all such agreements, subject to the requirements set forth in the preceding sentence; provided, however, that in no event shall any Shareholder be required to execute a non-competition or non-solicitation agreement.

          (vi) To the extent that a Shareholder holds Shares subject to restrictions on ownership pursuant to these Bylaws or applicable Mexican law (e.g., Series A Shares may only be owned by Mexicans), such Shareholder will only be eligible to Transfer such restricted Shares pursuant to this Section 10(e) to purchasers who are eligible to own such restricted Shares.

          (vii) The CPO Trustee is not entitled to participate pursuant to the tag-along rights in this Section 10(e) in any Transfer other than a Transfer that constitute a Sale of the Company.

          (viii) The tag-along rights in this Section 10(e) shall not apply to any Drag-Along Sale.

     (f)  Drag Along Rights.

          (i) If, at any time or from time to time, Nexus and/or Bank of America desires that Maxcom and its Shareholders approve and consummate a Sale of the Company (and regardless of the percentage of outstanding Shares then owned or proposed to be sold by the BA Investors in such Sale of the Company) so long as the percentage of the BA Investors' Shares proposed to be included in any such Sale of the Company is proportional to the percentage of each other Shareholder's Shares proposed to be included in such Sale of the Company prior to giving effect to any restrictions on non-Mexican ownership of Shares (e.g., if the BA Investors propose to sell 51% of their Shares, each of the other Shareholders shall be required to sell 51% of such Shareholders' Shares), Nexus and/or Bank of America may so elect to require Maxcom and its Shareholders to consummate and approve the terms and conditions of a "Drag-Along Sale". In connection with any Drag-Along Sale, (1) the Grupo VAC Investors shall have the rights of first offer set forth in Section 10(g) and (2) regardless of whether such Drag-Along Sale is to the Grupo VAC Investors or another purchaser:

          (A) The Company shall cooperate with Nexus and Bank of America and take all actions in connection with the consummation of the Drag-Along Sale as requested by the Board, Nexus or Bank of America, including, without limitation, retaining such legal and financial advisors (including, without limitation, investment bankers, as may deemed necessary or appropriate by Nexus and/or Bank of America (and/or the Board) to assist the Company in structuring and consummating such Drag-Along Sale (and, if requested by Nexus or Bank of America, the Company and such advisors shall conduct an auction of the Company by contacting multiple prospective purchasers to consummate a Sale of the Company).

          (B) At the request of Nexus and/or Bank of America, each of the Company's Shareholders and the beneficial owners of Shares shall (and shall cause any director on the Board designated by such Shareholder to) vote in favor of, consent to and raise no objections against such Drag-Along Sale and the Company and each Shareholder (other than the CPO Trustee) and beneficial owner of Shares shall take all other actions in connection with the consummation of the Drag-Along Sale as requested by the Board, Nexus or Bank of America including entering into purchase agreements, carrying out due diligence, calling Shareholder meetings, voting in favor, proxies, and exercising and/or terminating all options.

          (C) If the Drag-Along Sale is structured as (i) a merger or consolidation of the Company, or other transaction triggering Shareholder rights, then each Shareholder shall waive any dissenters' rights or similar rights in connection with such merger or consolidation (and each optionholder shall be required to exercise or consent to the cancellation of any of its Options in connection with such Drag-Along Sale) or (ii) as a sale of Shares, then, in each case, each Shareholder shall agree to sell all (or, in the case of a Drag-Along Sale of less than all of the Shares, its pro rata share) of its Shares and, to the extent included in a Drag-Along Sale, rights to acquire Shares. The Company shall use its best efforts to cause each Option, unless exercised prior to the consummation of a Drag-Along Sale, to be cancelled immediately prior to the consummation of a Drag-Along Sale without any additional consideration required to be paid therefor, and in connection therewith, each Shareholder holding any Options shall consent to such a cancellation of any Options it holds in connection with a Drag-Along Sale (i.e., to the extent not exercised prior to the consummation of such Drag-Along
               Sale).

          (D) Each beneficial owner of Shares, other than any holder of CPOs, shall use its best efforts to cause the voting power of its Shares to be voted for (or to consent to) a Drag-Along Sale.

          (E)  In connection with a Drag-Along Sale:

          (i) The obligations of the Shareholders with respect to the Drag-Along Sale are subject to the receipt by each Shareholder of its pro rata share of the aggregate consideration payable to all Shareholders and in-the-money optionholders in such Drag-Along Sale.

          (ii) In connection with a Drag-Along Sale, (A) each Shareholder (including the CPO Trustee) will be required to make affirmative representations and warranties only as to (1) due power and authority to enter into the agreement and transactions contemplated thereby, (2) non-contravention of any agreement to which it is a party or by which it is bound, and (3) good and valid title to the Shares to be Transferred, free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever (other than as set forth herein) and (B) the Shareholders and any in-the-money optionholders shall be severally obligated to share, on a pro rata basis (based on such holder's share of the aggregate proceeds paid with respect to the Shares and in-the-money Options in such Drag-Along Sale) in any expense, escrow, holdback, earn-out, indemnity or similar obligation that Nexus or the Company has agreed to in connection with such Drag-Along Sale (but, with respect to each participating Shareholder and optionholder, not in excess of the consideration such holder is entitled to receive in connection with its participation in the Drag-Along Sale), and with respect to any contingent post-closing indemnity or other obligations, any proceeds a Shareholder or optionholder is entitled to receive in connection with a Drag-Along Sale shall be subject to a holdback obligation unless such holder provides such purchaser with assurances and/or collateral, in form and substance satisfactory to the purchaser in such Drag-Along Sale; provided, however, that any assurances or collateral provided by Nexus and/or the other participating Shareholders and optionholders may differ from holder to holder (it being understood and permitted that certain Shareholders (including, without limitation, the BA Investors and/or the Grupo VAC Investors) and optionholders may only be required to sign an agreement or indemnity without any holdback obligations), and (C) Company and each participating Shareholder shall cooperate with Bank of America and Nexus and take such additional action as may be requested by Bank of America or Nexus or as required by applicable law. If the purchaser in a Drag-Along Sale requires Nexus and the other participating Shareholders and optionholders to execute any ancillary purchase or other agreements, each such participating holder (other than with respect to the CPO Trustee) shall be required to execute all such agreements, subject to the requirements set forth in the preceding sentence.

          (iii) To the extent that a Shareholder holds Shares subject to restrictions on ownership pursuant to these Bylaws or applicable Mexican law, it will only be obligated to Transfer to purchasers who are eligible to own such restricted Shares; provided, however, that in connection with a Drag-Along Sale, the purchaser shall have the right to assign its right to purchase such restricted Shares to a different purchaser who is eligible to own such restricted Shares (for the same consideration and on the same terms and conditions (other than as to restrictions on ownership) as the other Shares being sold in the Drag-Along
               Sale).

     (g) Grupo VAC Right of First Offer on Certain Transfers and Limited Offer Right on Certain Sale of Company Transactions.

          (i) So long as (A) the Grupo VAC Investors at such time collectively own at least the Grupo VAC Threshold Percentage of the issued and outstanding Shares, (B) a ROFO-RLO Free Period is not then in effect, (C) the Grupo VAC Director (and its alternate), the Grupo VAC Representative, the Grupo VAC Investors, their respective Affilitiates, and, to the extent applicable under Section 10(g)(xi), their respective representatives and agents, have complied (and are complying) with the Recusal requirements set forth in Section 10(g)(xi) and (D) the Grupo VAC Representative's and the Grupo VAC Investors' rights under this Section 10(g) have not been terminated pursuant to Section 10(g)(ix) or Section 10(n) (collectively, the "Grupo VAC Offer Right Conditions"), if Nexus or Bank of America is considering or desires to (1) Transfer all of the Shares owned beneficially or of record by the BA Investors to any Person (or related Persons) other than (x) to a Permitted Transferee or other Qualified Affiliate of Bank of America or (y) a Transfer only of Shares registered in a Public Offering, (2) Nexus or Bank of America desires to exercise its rights under Section 10(f) to cause a Drag-Along Sale or (3) approve a sale for cash of all or substantially all of the consolidated assets of the Company, Nexus and/or Bank of America shall first deliver written notice of such proposed action ("Grupo VAC ROFO Notice") to the Grupo VAC Representative, disclosing the type and number of Shares sought to be Transferred and other material economic terms of the proposed Transfer (or if such transaction is a sale of all or substantially all of the consolidated assets of the Company, a description of the material economic terms of such proposed sale), including whether or not such proposed Transfer (or asset sale, as applicable) is in connection with an offer from a third-party to acquire such Shares or assets that was not solicited by the Company, Nexus or Bank of America (an "Unsolicited Transfer").

          (ii) For purposes of this Section 10(g), a "ROFO-RLO Free Period" shall exist if the Company, Nexus and/or Bank of America delivers a Grupo VAC ROFO Notice or a Grupo VAC RLO Notice and either (1) the Grupo VAC Representative declines or otherwise fails to deliver a valid Grupo VAC Offer or Grupo VAC Limited Offer, as the case may be, or (2) Nexus rejects, declines or otherwise does not accept such Grupo VAC Offer or Grupo VAC Limited Offer (provided, however, for purposes of clarification, that the conditions on Section 10(g)(iv) and 10(g)(v) shall continue to apply to a rejected Grupo VAC Offer during the ROFO-RLO Free Period). The length of the ROFO-RLO Period shall be (A) 180 days following the date of rejection of a Grupo VAC Offer, (B) 210 days following the delivery of the Grupo VAC ROFO Notice if the Grupo VAC Representative does not deliver a valid Grupo VAC Offer (or otherwise fails to comply with Section 10(g)(iv)) and (C) 210 days following the delivery of a Grupo VAC RLF Notice if (x) Bank of America, Nexus and the BA Investors decline to accept for any reason such Grupo VAC Limited Offer or decline to enter into the purchase agreement related to such Grupo VAC Limited Offer or (y) Grupo VAC does not, for any reason, deliver a purchase offer related to such Grupo VAC Limited Offer that complies with
               Section 10(g)(vii).

          (iii) Upon receipt of a Grupo VAC ROFO Notice, the Grupo VAC Representative shall be entitled to make to Bank of America, the BA Investors and Nexus an irrevocable and binding written offer (a "Grupo VAC Offer") on behalf of the Grupo VAC Investors to purchase for U.S. dollars cash all (but not less than all) of the Shares (or assets, if applicable) described in such Grupo VAC ROFO Notice; provided, however, that any such Grupo VAC Offer must be delivered to Bank of America, the BA Investors and Nexus
               (A) within 10 (ten) business days after receipt of a Grupo VAC ROFO Notice related to any proposed Unsolicited Transfer or (B) within 30 calendar days after receipt of a Grupo VAC ROFO Notice related to all other proposed Transfers (and all other proposed asset sales). To constitute a valid Grupo VAC Offer, it shall include a fully executed purchase agreement (other than the BA Investors' countersignatures) that (1) only requires representations, warranties and obligations by the BA Investors (or, if an asset sale, only representations, warranties and obligations by the Company) consistent with those described in
               Section 10(f)(ii) of these Bylaws and (2) does not include any closing conditions other than receipt of required regulatory approvals and delivery by the BA Investors of the Shares owned by the BA Investors ((or, if an asset sale, delivery of title to the applicable assets), free and clear of any liens or encumbrances. Promptly following the BA Investors' written acceptance (or, if an asset sale, the Company's written acceptance) of a Grupo VAC Offer, the Grupo VAC Investors shall consummate such purchase and Transfer as soon as possible, but in no event later than 30 (thirty) calendar days (or such longer period as mutually agreed to among the Grupo VAC Representative, Nexus and Bank of America) after the Grupo VAC Representative's receipt of the BA Investors' acceptance (or, if an asset sale, the Company's written acceptance) of such Grupo VAC Offer, subject to the receipt of any required regulatory approvals.

          (iv) Following (1) the receipt of a Grupo VAC Offer if Bank of America, Nexus or the BA Investors (or, if an asset sale, the Company) elect not to accept such Grupo VAC Offer or (2) the expiration of the periods set forth in Section 10(g)(iii) to make a valid Grupo VAC Offer if Grupo VAC does not, for any reason, deliver a purchase offer that complies with Section 10(g)(iii), then, for a period of (A) 180 days after the date of rejection of a Grupo VAC Offer by the BA Investors (or, if an asset sale, for a period of 180 days after the date of rejection by the Company of such Grupo VAC Offer) or (B) 210 days after the delivery of the Grupo VAC ROFO Notice if the Grupo VAC Representative does not deliver a valid Grupo VAC Offer (or otherwise fails to comply with Section 10(g)(iii)), the Company (to the extent applicable), Nexus, Bank of America and the BA Investors (or, with respect to an asset sale, the Company) may, either, at their option, (x) Transfer the BA Investors' Shares (or, if an asset sale, transfer or sell the applicable assets) specified in the Grupo VAC ROFO Notice to 1 (one) or more parties at a price and on other economic terms no more favorable to such parties (taken together with the pricing as a whole) than those offered by the Grupo VAC Representative in the Grupo VAC Offer for such Shares (or, if an asset sale, for the applicable assets) or (y) enter into a transaction that would otherwise require the prior delivery of a Grupo VAC RLO Notice.

          (v) If a ROFO-RLO Free Period exists only as the result of the delivery of a Grupo VAC RLO Notice in which a valid Grupo VAC Limited Offer and purchase agreement were received from the Grupo VAC Representative in response to such Grupo VAC RLO Notice (and
               Section 10(g)(vii) was otherwise fully complied with) and such Grupo VAC Limited Offer was rejected or otherwise declined by Bank of America, Nexus and the BA Investors, then if Nexus or Bank of America desires to enter into a transaction that would otherwise require the delivery of a Grupo VAC ROFO Notice under
               Section 10(g)(i) (a "Covered Transaction"), at the option of Nexus and Bank of America, either (A) notwithstanding the existence of a ROFO-RFL Free Period, deliver a Grupo VAC ROFO Notice with respect to such proposed Covered Transaction or (B) enter into and consummate such Covered Transaction at a per share price and on other economic terms no more favorable the acquirer (taken together with the pricing as a whole) than those offered by the Grupo VAC Representative in the Grupo VAC Limited Offer (it being understood that the foregoing shall in no way require that a Covered Transaction include 100% of the outstanding Shares of Maxcom or that any Shareholder other than the BA Investors sell their Shares). For purposes of clarification, the preceding sentence does not modify the requirement that if a Covered Transaction is structured as a Drag-Along Sale, the BA Investors' Shares proposed to be included in such Drag-Along Sale will be proportional to the percentage of each other Shareholder's Shares proposed to be included in such Drag-Along Sale.

          (vi) So long as the Grupo VAC Offer Right Conditions have been satisfied, if Nexus, Bank of America or the BA Investors is considering or desires to enter into (directly or through the Company) a letter of intent (or a binding agreement) with an Independent Third Party regarding a potential merger, recapitalization, or reorganization of the Company after which
               (A) at least a majority of the beneficial and record ownership of the Shares then outstanding would be owned by such Independent Third Party and (B) the

               BA Investors would continue to own, beneficially or of record, Shares (a "Strategic Combination"), then either the Company or Nexus shall provide the Grupo VAC Representative with at least 5
               (five) business days written notice of such intention to enter into such a letter of intent or agreement with respect to such potential Strategic Combination ("Grupo VAC RLO Notice"). The Grupo VAC RLO Notice shall only be required to disclose the fact that Nexus, Bank of America, the BA Investors or the Company may enter into a letter of intent or agreement with respect to a Strategic Combination and, to the extent known at such time and if the disclosure of which is not otherwise contractually restricted, the identity of the proposed parties to the Strategic Combination and the estimated pro forma equity ownership of the Company after giving effect to such proposed Strategic Combination. Other than the disclosure requirements set forth in the preceding sentence, the Grupo VAC RLO Notice shall not be required to disclose any of the terms of any proposed Strategic Combination.

          (vii) Upon receipt of a Grupo VAC RLO Notice, the Grupo VAC Representative shall be entitled to make to Bank of America, the BA Investors and Nexus an irrevocable and binding written offer on behalf of the Grupo VAC Investors to purchase for U.S. dollars cash all (but not less than all) of the Shares then outstanding (a "Grupo VAC Limited Offer"). Bank of America, Nexus and the BA Investors shall be free to accept or reject any Grupo VAC Limited Offer, it being understood that the valuations and terms (economic and non-economic) included in any Grupo VAC Limited Offer shall not affect or restrict (A) the ability of the Company, Bank of America, Nexus and the BA Investors to enter into or consummate any Strategic Combination or (B) the terms and conditions of any Strategic Combination that may be accepted by the Company, Nexus and/or the BA Investors (i.e., the Company, Nexus and the BA Investors may elect to enter into a Strategic Combination that is economically inferior to the economic terms set forth in a Grupo VAC Limited Offer). If the Grupo VAC Representative makes a Grupo VAC Limited Offer acceptable to Nexus, the BA Investors and Bank of America, then the Grupo VAC Representative shall promptly, and in any event within 5 (five) business days after notice by either Nexus or Bank of America that the Grupo VAC Limited Offer's valuation and terms are acceptable, deliver a fully executed purchase agreement with respect to such Grupo VAC Limited Offer (other than the BA Investors' countersignatures) that (1) only requires representations, warranties and obligations by the participating Shareholders (or, if an asset sale, only representations, warranties and obligations by the Company) consistent with those described in Section 10(f)(ii) of these Bylaws and (2) does not include any closing conditions other than receipt of required regulatory approvals and delivery by the Shareholders of the Shares, free and clear of any liens or encumbrances. Promptly following the BA Investors' written acceptance of any such Grupo VAC Limited Offer purchase agreement, the Grupo VAC Investors shall consummate such purchase and Transfer as soon as possible, but in no event later than 30 (thirty) calendar days (or such longer period as mutually agreed to among the Grupo VAC Representative, Nexus and Bank of America) after the acceptance of such Grupo VAC Limited Offer purchase agreement, subject to the receipt of any required regulatory approvals.

          (viii) Following (1) the receipt of a Grupo VAC Limited Offer if the BA Investors elect not to accept such Grupo VAC Limited Offer or
               (2) the expiration of the periods set forth in Section 10(g)(vi) to make a valid Grupo VAC Limited Offer and deliver a binding purchase agreement contract that complies with the requirements set forth in Section 10(g)(vi)) if (A) Bank of America, Nexus and the BA Investors decline to accept for any reason such Grupo VAC Limited Offer or decline to enter into the purchase agreement related to such Grupo VAC Limited Offer or (B) Grupo VAC does not, for any reason, deliver a purchase offer related to such Grupo VAC Limited Offer that complies with Section 10(g)(vi), then for a period of 210 days from the date of delivery of the Grupo VAC RLF Notice, the Company, Nexus, Bank of America and the BA Investors may, at Nexus's and the BA Investors' option, either
               (x) enter into a letter of intent and/or an agreement with respect to a Strategic Combination or (y) subject to Section 10(g)(v), enter into a transaction that would otherwise require the prior delivery of a Grupo VAC ROFO Notice.

          (ix) If, for any reason, the Grupo VAC Representative or any Grupo VAC Investor attempts to rescind or otherwise revoke any Grupo VAC Offer or Grupo VAC Limited Offer or if the Grupo VAC Investors fail for any reason to consummate the purchase of the BA Investors' Shares (or, if an asset sale, the purchase of the subject assets) after acceptance of a Grupo VAC Offer or Grupo VAC Limited Offer, the Grupo VAC Representatives and the Grupo VAC Investors' rights pursuant to this Section 10(g) shall be terminated automatically, with respect to such offer and all future offers, and without any further action by the Company, Nexus, Bank of America or any BA Investor and the Grupo VAC Representative and Grupo VAC Investors shall have no further rights thereafter with respect to this Section 10(g). For purposes of clarification, an amendment of a Grupo VAC Offer that only improves the terms of such Grupo VAC Offer or Grupo VAC Limited Offer for the BA Investors (e.g., an increase in the consideration) shall not be treated as a revocation of such Grupo VAC Offer or Grupo VAC Limited Offer.

          (x) For purposes of clarification, Nexus and Bank of America may (but shall not be required to) deliver a Grupo VAC ROFO Notice and/or Grupo VAC RLO Notice at any time, including, without limitation, prior to Nexus, Bank of America and/or the Company initiating discussions with any other Persons, retaining advisors or soliciting other parties with respect to a transaction involving a (1) Transfer of all of the Shares owned beneficially or of record by the BA Investors, (2) Drag-Along Sale or (3) Sale of the Company, including, without limitation, a Strategic Combination; provided, however, that any required Grupo VAC ROFO Notice or Grupo VAC RLO Notice must still be given within the respective time periods for delivery thereof in this Section 10(g).

          (xi) Notwithstanding anything herein to the contrary, any exercise of the rights under this Section 10(g) is subject to and conditioned upon the Recusal of the Grupo VAC Director (and its alternate), as well as the Grupo VAC Representative, Grupo VAC Investors and their respective Affiliates, representatives and agents (but, with respect to such representatives and agents, only to the extent that such representatives or agents are working for or on behalf of any of the Grupo VAC Director (or its alternative), the Grupo VAC Representative, any Grupo VAC Investor and/or any of their respective Affiliates), from any meeting, telephone conference, videoconference, deliberation, analysis, or other discussion by the Board or the Company's officers and any vote by Board (or any Committee) regarding any of (1) a Sale of the Company (including, without limitation, any Strategic Combination), (2) a Drag-Along Sale, (3) a Transfer of all the Shares owned beneficially or of record by the BA Investors to any Person (or related Persons) other than a Permitted Transferee or other Qualified Affiliate of Bank of America, (4) any letter of intent or agreement related to such a Sale of the Company, Drag-Along Sale or Transfer by the BA Investors, (5) any Grupo VAC Offer, (6) any Grupo VAC Limited Offer or (6) any other transaction which would be subject to the rights set forth in this Section 10(g) (collectively, the "Restricted Matters"). If any Grupo VAC Director (or its alternate), the Grupo VAC Representative, any Grupo VAC Investor or any of their respective representatives or agents fails to Recuse himself or itself from a Restricted Matter, then the Grupo VAC Investors and the Grupo VAC Representative shall have no rights under this Section 10(g) with respect to such Restricted Matter. For purposes of clarification, the Grupo VAC Investors and the Grupo VAC Representative may affirmatively waive (in writing) their rights under this Section 10(g) with respect to a specific Restricted Matter transaction (as opposed to all Restricted Matters) and in such event, the Grupo VAC Investors and the Grupo VAC Representative shall have no rights under this
               Section 10(g) with respect to such Restricted Matter transaction and the Recusal requirements of this Section 10(g)(xi) would not apply to such Restricted Transaction and the Grupo VAC Investors and Grupo VAC Director (and its alternate) each shall not be prohibited from participating in the discussions related to such Restricted Matter in their respective capacities as a Shareholder or a director of the Company. "Recusal" means, with respect to a Person, that such Person shall not (A) attend or participate in any meeting, telephone conference, videoconference, deliberation, analysis, or other discussion by the Board or the Company's officers or any vote by the Board (or any Committee) regarding any Restricted Matter or (B) receive or review any materials (including, without limitation, (x) copies of any agreement (regardless of whether in draft or final form), including, without limitation, any letter of intent or purchase agreement), any proposal, analysis, opinion, memorandum, presentation or summary, (y) any summaries or minutes of any meeting of the Company's officers, the Board and/or Committee or (z) any written resolutions adopted by the Company's Board or any Committee) related to a Restricted Matter. The Recusal requirement set forth in this Section 10(g)(xi) shall not prevent the Grupo VAC Representative or any Grupo VAC Investor from requesting financial information regarding the Company from the Company's officers in connection with the preparation of a Grupo VAC Offer or Grupo VAC Limited Offer. Nothing in this Section 10(g)(xi) shall affect the Grupo VAC Investor's rights to Transfer any Shares owned by the Grupo VAC Investors.

     (h) Agreement Regarding Indirect Transfers. Notwithstanding the foregoing, no Shareholder shall avoid the provisions of these Bylaws by (i) making a Transfer to a Permitted Transferee and then disposing of or transferring all or any portion of such Shareholder's interest in any such Permitted Transferee, (ii) transferring ownership interest of such Shareholder or (iii) by entering into any other transaction intended to avoid or otherwise circumvent the provisions of this
          Article 10. In addition, the provisions of this Section 10(h) shall apply to the Transfer of any beneficial interests, equity interests or other ownership interests in (1) any trust (including any Permitted Transferee and successor thereof) that holds any Shares, assuming for purposes of this Section 10(h) that references to the "Company" herein are references to such trust (including any Permitted Transferee and successor thereof) and that references to a "Shareholder" and "optionholder" are references to the beneficiaries thereof, (2) Nexus-Maxcom Holdings I LLC (so long as it holds any Shares) assuming for purposes of this Section 10(h) that references to the "Company" herein are references to Nexus-Maxcom Holdings I, LLC (including any Permitted Transferee and successor thereof) and that references to a "Shareholder" are references to the members thereof, and (3) BASCFC-Maxcom Holdings I LLC (so long as it holds any Shares).

     (i) Permitted Transferees. Notwithstanding anything to the contrary contained herein, the restrictions set forth in Sections 10(a) through 10(e), 10(g), 10(h) and 10(k) of this Article shall not apply to any Transfer of any Shares or Options:

          (i) in the case of an individual Shareholder, pursuant to applicable laws of descent or among such Shareholder's Family Group;

          (ii) by and among (1) the Shareholders and (2) the Shareholders and/or their Qualified Affiliates; provided, however, that if such Qualified Affiliate ceases to be a Qualified Affiliate, such Qualified Affiliate shall promptly reconvey any such Shares or Options back to the transferring Shareholder(s) or optionholder(s), as applicable (or otherwise comply with the requirements and obligations set forth in this Article 10)); and

          (iii) by and among the BA Investors and/or Bank of America and its Qualified Affiliate (the Persons specified in clauses (i) through
               (iii) of this Section 10(i) are collectively referred to herein as "Permitted Transferees").

     With respect to any Transfer of Shares or Options to a Permitted Transferee, the restrictions contained in this Article 10 shall continue to apply to such Shares and Options held by such Permitted Transferee. For purposes of clarification, any Transfer by a Qualified Investor to another Qualified Investor shall be subject to Section 10(l).

     (j) Public Offering Provisions. Nexus and Bank of America each may, at any time and from time to time, require that the Company take all requisite actions necessary or advisable in the opinion of Nexus or Bank of America, at the Company's expense to consummate 1 (one) or more Public Offerings, on terms and conditions acceptable to Nexus and Bank of America and enable each BA Investor to freely sell its Shares. At any time following the sixth anniversary of a Qualified Public Offering and from time to time thereafter, the Grupo VAC Representative shall have the right to require that the Company take all requisite actions necessary or advisable in the opinion of the Grupo VAC Investor, at the Company's expense to consummate 1 (one) or more Public Offerings, on terms and conditions acceptable to the Grupo VAC Investor and enable each Investor to freely sell its Shares.

          (i) In connection with any Public Offering requested by Nexus, Bank of America or the Grupo VAC Representative, (A) the Company shall be obligated to become a public company under the securities laws applicable to such Public Offering and take such additional actions as may be requested by Nexus and/or Bank of America (or, with respect to any Pubic Offering properly requested by the Grupo VAC Representative, such additional actions as may be requested by the Grupo VAC Representative) in connection with such Public Offering or as required by applicable law to cause the Company to become a public company (including entering into underwriting agreements in customary form in connection with any registered Public Offering) and (B) each of the Shareholders shall cooperate fully with the Company and the Company's underwriters and take such additional actions as may be requested by Nexus and/or Bank of America in connection with such Public Offering (or, with respect to any Pubic Offering properly requested by the Grupo VAC Representative, such additional actions as may be requested by the Grupo VAC Representative in connection with such Public Offering) or as required by applicable law to cause the Company to become a public company.

          (ii) At any time and from time to time, at the request of Nexus or Bank of America (each such request, a "Registration Request"), the Company shall take all requisite actions at the Company's expense to permit the Investors to sell, as soon as practicable, the Shares held by them pursuant to a registered Public Offering (which may involve the registration of Equity Securities representing an economic ownership interest in such Shares) and to enable such holders to freely Transfer their Shares in the appropriate market as registered securities under applicable securities law, as soon as practicable after such Registration Request. At any time following the sixth anniversary of a Qualified Public Offering and from time to time thereafter, the Grupo VAC Representative shall have the right to deliver a Registration Request on behalf of all of the Investors.

          (iii) In connection with any underwritten Public Offering, Nexus and Bank of America shall be entitled to select the investment banker and manager of such Public Offering (i.e., the managing underwriter); provided, however, that Nexus and Bank of America shall consult with the Grupo VAC Representative with respect to the selection of the managing underwriter for any Public Offering properly requested by the Grupo VAC Representative.

          (iv) Within 10 (ten) business days after receipt of a Registration Request, the Company shall give written notice thereof to each other Investor and, shall, subject to the terms set forth in this section and to any underwriter cut-backs, include in such registration such number of Shares held by the Investors for which the Company has received written requests for inclusion within 15 (fifteen) business days after the receipt of the Company's notice of such registration.

          (v) The Company shall provide a transfer agent and registrar for the Equity Securities registered in a Public Offering. Nexus and Bank of America (and, with respect to any Public Offering properly requested by the Grupo VAC Representative, the Grupo VAC Representative) shall each have the right to request that any such Equity Securities (at the Company's expense) be registered at the National Registry of Securities and Intermediaries of the National Banking and Securities Commission of Mexico. In connection with any registration and Public Offering, the Company and the holders of Equity Securities shall use their respective reasonable best efforts to cause the Company to effect the registration of any such registered Equity Securities and shall take all such actions to enable the Investors to sell their Equity Securities in a public sale, or otherwise freely Transfer their Equity Securities without restrictions (other than any such restrictions required by the underwriters of all holders of Equity Securities participating in such offering), in accordance with the Mexican securities laws and/or, to the extent applicable, United States federal and state securities laws and others. The Company for this purpose shall assist each Investor in connection with such public sale and shall furnish all information which Nexus, Bank of America, such Investor or the managing underwriters deem necessary or desirable to be disclosed in any prospectus to be distributed in connection with such public sale. Each Investor shall be entitled to participate in each Public Offering on a pro rata basis (based on the aggregate Equity Securities requested by all Investors to be included in such Public Offering), subject to any cut-backs required by the underwriters in any underwritten offering. In addition, in connection with any secondary offering of the Equity Securities, the Investors will be entitled to participate in such secondary offering prior to any other Shareholder. If a primary or secondary offering is an underwritten offering and if the Board, Nexus and Bank of America reasonably determine, based upon the written advice of the managing underwriter(s), that the number of Equity Securities requested to be included in such offering exceeds the number of such securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration (A) the number and type of Equity Securities requested by the Investors to be included which in the opinion of such underwriters, can be sold pro rata among the Investors without adverse effect on the basis of the number of Equity Securities to be registered held by each such Investor and (B) other Equity Securities requested to be included in such registration, pro rata among the holders of such Equity Securities on the basis of the number of Equity Securities held by each such Shareholder. Notwithstanding anything herein to the contrary, until the earlier of (i) such time as the BA Investors beneficially own less than five percent (5%) of the then outstanding Shares or (ii) the sixth anniversary of a Qualified Public Offering, the Grupo VAC Investors shall only be entitled to participate in an underwritten offering (or similar registration) of Shares after the inclusion in any such underwritten offering (or similar registration) of all of the Shares owned by the other Investors that are requested to be so included by the other Investors in such underwritten offering (or similar registration) of Shares.

          (vi) If so requested by the underwriters managing any such offering,
               (A) no holder of Equity Securities shall, directly or indirectly, Transfer or offer or agree to Transfer (other than to Affiliates and/or equityholders of such holders who agree to be similarly bound) any such Equity Securities during the 30 (thirty) days prior to and the 180-day period beginning on the expected effective date of any registered Public Offering (other than with respect to any securities actually being sold in such Public Offering); provided, however, that following a Qualified Public Offering the lock-up period for any subsequent Public Offering shall be the 30 (thirty) days prior to and the 90-day period beginning on the expected effective date of any registered Public Offering and (B) each holder of Equity Securities shall, if requested by the Company, execute a lock-up agreement consistent with the terms of the preceding clause (A), subject to the approval by Nexus or Bank of America of the terms of such lock-up agreement. In each case, the Company shall use its commercially reasonable efforts to notify all record Shareholders of the exact date of any lock-up period to which such holders are subject. Any attempted Transfer of Equity Securities in violation of these provisions shall be null and void ab initio and shall not be consented to or recognized or registered by the Company for any purpose.

          (vii) At the request of Nexus at any time following a Qualified Public Offering (or the Grupo VAC Representative at any time following the sixth anniversary of a Qualified Public Offering), the Company shall use its best efforts to file with the Securities and Exchange Commission a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act.

          (viii) Following a Public Offering, upon the reasonable request of any Shareholder, the Company shall, at its expense, provide such Shareholder a reasonable number of copies of the registration statement and prospectus relating to the registered Equity Securities of the Company.

          (ix) The Company will provide reasonable and customary indemnification to each participating Shareholder (including such participant's directors, officers and employees) in a registered Public Offering, for losses caused by any material misstatement or omission in any registration statement or prospectus provided by the Company to such participating Shareholder for use in connection with a resale of Shares, except insofar as such losses are caused by a material misstatement or omission based upon information relating to information furnished to the Company by any of the participating Shareholders. As a condition to participating in any registered Public Offering, each participating Shareholder will provide reasonable and customary indemnification (in form and substance satisfactory to Nexus) to the Company and its directors, officers, and affiliates but only with reference to information relating to such participating Shareholder furnished to the Company by or on behalf of such participant expressly for use in any registration statement or prospectus.

     (k) Shares held by CPO Trustee. Any Shares held of record by the CPO Trustee may not be directly Transferred by the CPO Trustee without the consent of the Board (including at least 1 (one) Nexus Director); provided, however, that nothing in this Article 10 shall restrict the Transfer of any CPOs in accordance with the Trust Agreement.

     (l) Participation Right (Tag-Along Rights) on Transfers by Qualified Investors to other Qualified Investors.

          (i) In connection with any Transfer by a Qualified Investor to a Permitted Transferee, if such Transfer is to a Permitted Transferee that is a Qualified Investor that is not a Qualified Affiliate of the transferring Qualified Investor (and other than a Transfer pursuant to a Drag-Along Sale or a Transfer to the Grupo VAC Investors pursuant to Section 10(g)), then (A) the other Qualified Investors shall have the right to participate in such Transfer pursuant to this Section 10(l), (B) such transferring Qualified Investor shall deliver written notice thereof (the "Special Tag-Along Right Notice") to the Secretary of the Board, and (C) the Secretary of the Board shall then promptly (but in any event within 5 (five) days) deliver to the other Qualified Investors, at the registered addresses of such Qualified Investor on file with the Company, such Special Tag-Along Right Notice, disclosing the number of Shares to be Transferred, the proposed price, terms and conditions of the Transfer (including, without limitation, a description of any expense, escrow, holdback, earn-out, indemnity or similar obligations to which the participating Shareholders shall be responsible) and the identity of the prospective transferee(s).

          (ii) All Qualified Investors may elect to participate on a pro rata basis (based on the number of Shares) in the contemplated Transfer described in the Special Tag-Along Right Notice by giving written notice to the transferring Qualified Investor within 20 (twenty) days after delivery of the Special Tag-Along Right Notice to the Company (the "Special Tag-Along Window"). Each such Qualified Investor may participate in the contemplated Transfer at the same price and, subject to clause (vi) below, on the same terms specified in the Special Tag-Along Right Notice; provided, however, that if a Qualified Investor holds more than 1
               (one) class or series of Shares, such Qualified Investor's rights under this Section 10(l) to participate in such Transfer shall be allocated proportionately among all of the Shares owned by such Qualified Investor (e.g. if a Transfer pursuant to a Special Tag-Along-Right Notice is contemplated, a Qualified Investor holding 1,000 Series B Shares and 1,000 Series N Shares would be required to Transfer an equal number of both Series B and Series N Shares). The failure to deliver notice electing to participate within a Special Tag-Along Window shall be deemed an automatic and complete waiver of all rights to participate in such Transfer pursuant to this Section 10(l).

          (iii) If no Qualified Investor elects to participate in the contemplated Transfer (either by giving notice to such effect or failing to give notice within the Special Tag-Along Window), then, pursuant to and on the terms substantially as described in the Special Tag-Along Right Notice, the transferring Qualified Investor may Transfer such Shares to the other Qualified Investor(s) specified in the Special Tag-Along Right Notice for a period equal to 120 days after the expiration of the Special Tag-Along Window; provided, however, that there will be an automatic 60-day extension of such 120-day period to the extent that regulatory approvals for a Transfer have not been obtained within such original 120-day period. If the transferring Qualified Investor fails to Transfer such Shares to such other Qualified Investor as described in the Special Tag-Along Notice within such applicable period, the transferring Qualified Investor shall not Transfer such Shares to such Qualified Investor without again complying with the provisions of this
               Section 10(l).

          (iv) No transferring Qualified Investor shall Transfer any of its Shares to another Qualified Investor that is not a Qualified Affiliate of the transferring Qualified Investor if such prospective transferee declines to allow the participation of the other Qualified Investors on the terms provided in this Section 10(l), unless and only to the extent that the prospective transferee may not hold such other Qualified Investors' Shares because of ownership restrictions on such Shares imposed by these Bylaws or applicable Mexican law.

          (v) The right of each Qualified Investor to participate in a Transfer pursuant to this Section 10(l) is subject to such Qualified Investor's satisfaction of the same conditions set forth in
               Section 10(e)(v) for participation in a Transfer under Section 10(e) (i.e., the same limitations on the representations and warranties, indemnification obligations, execution of ancillary documents, etc. will apply to the participating Qualified Investors).

          (vi) To the extent that a Qualified Investor holds Shares subject to restrictions on ownership pursuant to these Bylaws or applicable Mexican law (e.g., Series A Shares may only be owned by Mexicans), such Qualified Investor will only be eligible to Transfer such restricted Shares pursuant to this Section 10(l) to purchasers who are eligible to own such restricted Shares.

     (m) Restriction on Competition by Grupo VAC Investors. As a condition to the Grupo VAC Investors' rights under Article 11, Section 23(a)(i) and
          Article 32 of these Bylaws, during the five-year period beginning on the Closing Date (as defined in the TR Purchase Agreement), the Grupo VAC Investors will not and shall cause each of their Affiliates not to, directly or indirectly, (A) participate in any business that is competitive with the telecommunications businesses conducted or proposed to be conducted in Mexico or the United States as of the Closing Date by the Company, any of its subsidiaries or any TR Company (as defined in the TR Purchase Agreement), including, without limitation, using all or any portion of the Two FO Strands (as defined in the TR Purchase Agreement) in a manner that directly or indirectly competes with the Company's telecommunications business (including, without limitation, leasing or otherwise commercializing the Two FO Strands) or (B) own any interest in, operate, manage, join, control, finance, participate in the ownership, management, operation or control of, or be paid or employed by, or acquire any securities of, or otherwise become associated with or provide assistance to, as an employee, consultant, director, officer, shareholder, partner, member, agent, associate, principal, creditor, representative or in any other capacity, any sole proprietorship or business entity engaged either directly or indirectly in competition with the telecommunications businesses conducted or proposed to be conducted by Company or the TR Companies as of the Closing Date; provided, however, that the foregoing shall not prohibit or restrict the ability of the Grupo VAC Investors and their respective Affiliates to collectively own, beneficially or of record, less than five percent (5%) of any publicly-traded corporation. The Grupo VAC Investors understand and acknowledge that their rights under Article 11, Section 23(a)(i) and
          Article 32 of these Bylaws shall be automatically terminated upon any violation of this Section 10(m).

     (n)  Termination.

          (i) The restrictions on Transfer contained in Section 10(b) shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the consummation of a Qualified Public Offering in which all the Shares owned beneficially by the BA Investors are registered and sold, (C) subject to the prior written consent thereto of Nexus, upon the requirement of the managing underwriter in connection with a Qualified Public Offering, (D) the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in
               Section 8(f), and (E) upon the agreement of the Board and Nexus to so terminate.

          (ii) The right of first refusal set forth in Section 10(c) shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in Section 8(f), and (C) upon the agreement of the Board and Nexus to so terminate such restrictions.

          (iii) The requirements contained in Sections 10(d), 10(e), 10(f), 10(g) and 10(l) shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the consummation of a Qualified Public Offering in which all the Shares owned beneficially by the BA Investors are registered and sold; provided, however, that in the case of any termination of the requirements contained in Section 10(d), 10(e) or 10(l) pursuant to this clause (B), that the Grupo VAC Investors also agree to such termination, (C) subject to the prior consent thereto of Nexus, upon the written requirement of the managing underwriter in connection with a Qualified Public Offering, and (D) upon the agreement of the Board, Nexus and the Grupo VAC Representative to so terminate all or any of the requirements in such sections of these Bylaws.

          (iv) The restrictions on Transfer contained in Section 10(k) shall terminate upon the earlier to occur of (A) the consummation of a Sale of the Company and (B) the dissolution of the trust established pursuant to the CPO Investment Trust Agreement; provided, however, that the restrictions on Transfer set forth in this Article 10 shall continue to apply to the Shares previously held by the CPO Trustee.

          (v) The restrictions contained in Section 10(m) shall terminate upon the earlier to occur of (A) the fifth anniversary of the Closing Date and (B) the agreement of the Board and Nexus to so terminate such restrictions.

ARTICLE ELEVEN. Key Matter Approvals.

     (a) The approval of each of the Key Matters listed in this Article 11 ("Required Approvals") shall be submitted to the Board for authorization and approval; provided, however, that the Board approval shall also require the affirmative vote of at least 1 (one) Nexus Director with regard to Nexus Key Matters and, except as set forth in Sections 11(e) and 11(g), 1 (one) Grupo VAC Director with regard to Grupo VAC Key Matters. In addition, (i) each Nexus Key Matter shall require the approval of Nexus, solely in its capacity as a Shareholder (and without any fiduciary duty to the Company or any of the Shareholders) and (ii) except as set forth in Sections 11(e) and 11(g) below, each Grupo VAC Matter shall require the approval of the Grupo VAC Representative acting on behalf of all of the Grupo VAC Investors, solely in his capacity as the Grupo VAC Representative (and without any fiduciary duty to the Company or any of the Shareholders, including any Grupo VAC Investor). The Company shall take (or cause to be taken) all necessary actions so that any Nexus Key Matter or Grupo VAC Key Matter which is submitted to the Shareholders for approval (in lieu of approval by the Board) shall also be subject to the approval of Nexus or the Grupo VAC Representative (on behalf of the Grupo VAC Investors), as applicable. Any approval rights of Nexus in its capacity as a Shareholder under this Section 11(a) may also be exercised in writing by Bank of America on behalf of Nexus.

     (b) The following subject-matters shall each be considered a "Nexus Key Matter" requiring special approval thereof as set forth in Section 11(a):

          (i) the issuance of any Equity Securities of the Company or any of its subsidiaries other than 28,368,087 shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) issued pursuant to existing stock options and management incentive plans of the Company shown on the Company's records (as of the date of the approval of these Bylaws by the Shareholders) as reserved for future issuance pursuant to such stock options and existing management incentive plans;

          (ii) the declaration, setting aside or payment of any dividends on, or making any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent;

          (iii) the purchase, redemption or other acquisition of any Equity Securities of the Company or any of its subsidiaries or reduction in capital of any Shares or any securities of the Company's subsidiaries;

          (iv) the entering into by the Company or any of its subsidiaries of any new line of business;

          (v) the manner in which the shares or other interests of any subsidiary or entity owned by the Company shall be voted at shareholders' or equivalent meetings of any such subsidiary or entity with respect to any matter of the type covered by this
               Article 11;

          (vi) any amendments, modifications, waivers or changes to or terminations of (A) any of the concessions/licenses granted by the Mexican authorities to conduct the main business of the Company, (B) these Bylaws, (C) any of the following, in each case as in effect on the date hereof, (1) any employment, consulting, confidentiality or non-competition agreement between the Company (or any of its subsidiaries) and any officer or key employee of the Company (or any of its subsidiaries), (2) any Grupo VAC Agreement, (3) the Securityholders Agreement (including, without limitation, the Company Guidelines attached thereto as Exhibit
               A), (4) the Security Trust Agreement, or (5) the CPO Investment Trust Agreement, (D) any other instruments or agreements to which the Company is a party entered into as of or after the date hereof which were submitted for approval pursuant to Section 11(a), or (E) any other agreements to which the Company is a party entered into after the date of approval of these Bylaws by the Shareholders, the amendment of which would require approval under Section 11(a) if such agreement were in effect on the date hereof;

          (vii) the subdivision or combination in any way of the outstanding Shares of 1 (one) class or series of Shares of the Company or any of its subsidiaries, unless the outstanding Shares of the other class or series of Shares of the Company or its subsidiary, as applicable, shall also be proportionately subdivided or combined in a similar manner;

          (viii) except as provided in Section 10(j), granting to any Person the right to request the Company to register any Shares; provided, however, that the Company may grant rights to other Persons to participate in piggyback registrations so long as such rights are subordinate in all respects to the rights of Investors set forth herein;

          (ix) any commitment or agreement to do any of the foregoing; and

          (x)  any of the matters set forth in Section 11(d) below.

     (c) Subject to and conditioned upon compliance by the Grupo VAC Investors and their respective Affiliates with the conditions set forth in
          Section 10(m) of these Bylaws, the following subject-matters shall each be considered a "Grupo VAC Key Matter" requiring special approval thereof as set forth in Section 11(a):

          (i) the issuance of any Equity Securities of the Company or any of its subsidiaries for a per share price below US$0.3957 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) other than (A) issuances of up to 28,368,087 shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) pursuant to existing stock options and management incentive plans of the Company shown on the Company's records (as of the date of the approval of these Bylaws by the Shareholders) as being reserved for future issuance pursuant to such stock options and existing management incentive plans and (B) issuances of Equity Securities as consideration for the acquisition of the assets or capital stock of 1 (one) or more companies;

          (ii) any amendments, modifications, waivers or changes to or terminations to (A) any of the concessions/licenses granted by the Mexican authorities to conduct the main business of the Company, (B) these Bylaws (but only to the extent such amendment is an amendment (1) to the definition of Grupo VAC Threshold Percentage, (2) to Section 11(a), 11(c) and/or 11(d) or (3) that is otherwise material and adverse to the rights of the Grupo VAC Investors under these Bylaws), or (C) any of the Grupo VAC Agreements which would have a material adverse effect on the rights of the Grupo VAC Investors thereunder;

          (iii) any commitment or agreement to do any of the foregoing; and

          (iv) any of the matters set forth in Section 11(d) below.

     (d) The following subject-matters shall each be considered as both a Nexus Key Matter and, subject to and conditioned upon compliance by the Grupo VAC Investors and their respective Affiliates with the conditions set forth in Section10(m) of these Bylaws, a Grupo VAC Key Matter requiring special approval thereof as set forth in Section 11(a):

          (i) any assignment by the Company or any of its subsidiaries for the benefit of creditors or the voluntary commencement of any proceeding relating to the Company or any of its subsidiaries under any bankruptcy, reorganization, insolvency, suspension of payments, dissolution or liquidation law of any jurisdiction;

          (ii) the entering into by the Company or any of its subsidiaries, or amendment of the material terms of, any transaction or series of related transactions with any of the Company's officers, directors, employees, bondholders, shareholders, or any of their respective Affiliates or any individual related by blood or marriage to any such Person or any Person in which any such Person owns a beneficial interest or any Affiliate of any of the foregoing (collectively, "Restricted Persons"), other than any such transaction or series of related transactions involving (A) the issuance of debt or equity securities in which the Grupo VAC Investors are given a pre-emptive participation right to purchase their pro rata share of any such securities, (B) U.S. $1,000,000 (one million U.S. dollars) or less in the aggregate over the term of such transaction(s), or (C) customary banking relationships, in the case of this clause (C) and clause (B) above, entered into in the ordinary course of business on an arm's length basis and on terms no less favorable than those available from a third party (in each case as determined by a Nexus Director);

          (iii) the election, appointment or removal of any of the following key executives of the Company or any of its subsidiaries: the Chief Executive Officer, the General Managers of any business units, the Chief Operating Officer, the Chief Financial Officer, the Director of Marketing or the Chief Engineer, or any other individual with a similar or more senior title or position, and the approval of salary, compensation and benefit or other similar plans for such key executives;

          (iv) the approval of the Company's and its subsidiaries' annual business plan and annual budget for each fiscal year (as approved, including any amendments or modifications thereto permitted by these Bylaws, the "Approved Plan"); the approval of any amendment to, modification of or expenditures in excess of such Approved Plan; and the approval to enter into any material transaction outside of the ordinary course of business and not contemplated in an Approved Plan; provided, however, that if the annual business plan and budget are not approved by the Board in accordance herewith then the annual business plan and budget for the immediately preceding year shall be the Approved Plan;

          (v) the entering into or amendment of any agreement which would (under any circumstance) restrict the Company's or any of its subsidiaries' right or ability to perform the provisions of these Bylaws or any agreements or instruments to which it is a party together with its Shareholders or to conduct its business as currently conducted or as proposed to be conducted at any time;

          (vi) the incurrence or assumption by the Company and/or any of its subsidiaries of any indebtedness (including capitalized lease obligations) or other liabilities (other than trade payables incurred in the ordinary course of business which are not past due), and the mortgaging, pledging or incurring of a lien, encumbrance or other restriction on any of the assets or properties of the Company and/or any of its subsidiaries exceeding U.S. $10,000,000 (ten million U.S. dollars) in the aggregate at any time then outstanding or the amendment of any loan agreement, credit agreement, debenture or related document in connection with any indebtedness (including capitalized leases) approved pursuant to this Article 11;

          (vii) subject to the limitations set forth in Section 11(e) below, the Transfer or other disposal of all or a significant portion of the assets or Equity Securities of the Company or any of its subsidiaries (including, but not limited to, any Shares held by the Company as treasury shares) by the Company or any of its subsidiaries in any form of transaction, or the merger, consolidation, spin-off, recapitalization, reorganization (including a change in the legal nature of the Company or any of its subsidiaries), dissolution or liquidation of the Company or any of its subsidiaries;

          (viii) the establishment by the Company or any of its subsidiaries of any subsidiary or the issuance by the Company or any of its subsidiaries of any loans or advances to, guarantees for the benefit of, or investments in, any Person other than a wholly-owned subsidiary (other than advance payments made to suppliers in the ordinary course of business not exceeding an aggregate of U.S. $2,000,000 (two million U.S. dollars) outstanding at any time);

          (ix) any redemption of Shares by the Company, other than a pro-rata redemption of Shares (without regard to class or series of Shares) held by all of the Shareholders.

          (x)  any commitment or agreement to do any of the foregoing.

          For purposes of clarification, (A) the elimination of the above matters as Grupo VAC Key Matters shall not affect the designation of such matters as Nexus Key Matters and (B) the right described in
          Section 11(d)(ix) above is in addition to the Nexus Key Matter Right described in Section 11(b)(ii).

     (e) Notwithstanding anything to the contrary contained herein, neither the Grupo VAC Investors, the Grupo VAC Representative nor the Grupo VAC Director shall have any rights pursuant to this Article 11 to approve
          (i) any Qualified Public Offering (or any transactions undertaken in connection with such a Qualified Public Offering), (ii) a Sale of the Company, (iii) a Drag-Along Sale, (iv) subject to the Grupo VAC Investors' right of first offer set forth in Section 10(g), any divesture by the BA Investors of all of their beneficial and record ownership of Shares to any Person (or related Persons), or (v) any action or decision by the Company under or with respect to the Grupo VAC Agreements (e.g., the delivery of a notice or claim under the Holdback Trust Agreement). In connection with any of the matters described in clauses (i) through (v) of the preceding sentence, the Grupo VAC Investors and their Permitted Transferees shall vote, and shall cause the Grupo VAC Director to vote all of the Shares beneficially owned or owned of record by the Grupo VAC and its Permitted Transferees in the same manner as the BA Investors vote their Shares (and shall cause the Grupo VAC Director to vote such Shares in the same way that the Nexus Director votes its Shares).

     (f) The Required Approvals set forth in this Article 11 are in addition to and shall in no way limit or otherwise affect the obligation of the Company to also (i) submit to the Board for approval other matters which are required to be submitted to the Board for approval by applicable law or these Bylaws or (ii) obtain any additional approvals which may be required by applicable law or these Bylaws.

     (g) The Grupo VAC Representative's, the Grupo VAC Investors', and the Grupo VAC Director's rights under this Article 11 shall terminate upon the earliest to occur of (A) the consummation of a Sale of the Company, (B) the consummation of a Qualified Public Offering, (C) the percentage of the outstanding Shares owned beneficially or of record by the Grupo VAC Investors becomes less than the Grupo VAC Threshold Percentage and (D) the failure of the Grupo VAC Investors and their respective Affiliates to comply with Section 10(m).

                                 FOURTH CHAPTER

                             SHAREHOLDERS' MEETINGS

ARTICLE TWELVE. Authority of Shareholders.

Subject to Article 11 above, the General Shareholders' Meeting called in accordance with the formalities set forth herein and the applicable law, is the supreme authority of the Company and represents all the Shareholders, their decisions and all resolutions validly adopted. The General Shareholders' Meeting resolutions bind all the Shareholders, including those absent or dissident, subject to the rights granted by applicable law.

ARTICLE THIRTEEN. Shareholders' Meetings.

All the shareholders' meetings shall be held at the headquarters of the Company (or, if the headquarters of the Company are located outside the corporate domicile of the Company (as described in Article 3), at such location within the corporate domicile of the Company), upon proper notice given to the Shareholders pursuant to Article 14 herein.

     (a) General Ordinary Shareholders' Meetings shall be held at least once a year within the 4 (four) months following after the closing of each fiscal year for purposes of discussing (and approving, if applicable) the following agenda items:

          (i) Discussion, approval, or modification of the annual profit and loss statements of the Company presented by the Board.

          (ii) Designation of the members of the Board and related compensation.

          (iii) Designation of the Examiner and related compensation.

          (iv) Allocation and distribution of profits of the annual and profit and loss statements approved pursuant to the recommendations of the Board.

     (b) General Extraordinary Shareholders' Meetings may be called at any time upon proper notice given to the Shareholders pursuant to Article 14 hereof.

     (c) General Extraordinary Shareholders' Meetings shall be those held for the discussion and approval (if applicable) of the following matters; provided, however, that the holders of Series N Shares shall not be entitled to vote on any matters:

          (i)  Amendment to the term of the Company's existence.

          (ii) Dissolution or liquidation of the Company.

          (iii) Increase or decrease of the minimum authorized capital stock.

          (iv) Amendment to the business purposes of the Company and any other amendment to these Bylaws.

          (v)  Merger or spin-off of the Company.

          (vi) Issuance of bonds, liabilities or mortgage bonds.

          (vii) Any of the other matters set forth in Article 182 of the General Business Corporation Law.

     (d) Any powers of attorney granted by the Shareholders at either a General Ordinary Shareholders' Meeting or a General Extraordinary Shareholders' Meeting shall be subject to the provisions of these Bylaws (including Article 11 hereof).

ARTICLE FOURTEEN. Calling and Notice of Shareholders Meetings

     (a) General Ordinary and Extraordinary Shareholders' Meetings may each be called by any member of the Board, its Chairman, Vice-chairman or Secretary, the Examiner or Nexus, without prejudice of the rights granted to the Shareholders under applicable law to obtain the judicial publication of a call for such meeting.

     (b) Special Shareholders' Meetings may be called by any member of the Board, its Chairman, Vice-chairman or Secretary, or the Examiner, without prejudice of the rights granted to the Shareholders under applicable law to obtain the judicial publication of a call for such meeting. In addition, Special Shareholders' Meetings of the holders of the Series B Shares and Series N Shares may be called by Nexus.

     (c) Notices calling a General Ordinary, Extraordinary or Special Shareholders' Meeting (each a "Meeting Notice") shall be published in one of the following newspapers: (i) the Official Gazette of the Federation, (ii) in the "Negocios" section of the "Reforma" or (iii) "El Financiero," not less than 15 (fifteen) calendar days prior to the date of the meeting. The Meeting Notices shall state the date, time, place and agenda of the meeting, and shall be signed by those who prepared it.

     (d) The Shareholders may expressly waive the requirement of publishing a Meeting Notice; provided, however, that Shareholders holding 100% of the outstanding Shares entitled to vote (regardless of class or series) are present or represented at the meeting.

     (e) Meeting Notices convening to a General Ordinary, Extraordinary or Special Shareholders' Meeting pursuant to a second call (each a "Second Call Meeting") due to the absence of a quorum required pursuant to Articles 17, 18, and 19, shall be published at least 10
          (ten) calendar days prior to such Second Call Meeting in accordance with Section 14(c).

ARTICLE FIFTEEN. Voting of Shares and Action by Written Consent.

     (a) Holders of voting Shares recorded in the Company's Shareholder registry book (or their duly appointed and authorized representatives) shall be entitled to attend all Shareholders' meetings. Upon receipt of a Meeting Notice pursuant to Article 14 above, each Shareholder (or Shareholder's representative) who will be present at the meeting shall deposit its Shares with the Secretary of the Board, unless otherwise indicated pursuant to the Meeting Notice, no later than 24 (twenty-four) hours prior to the date of the meeting, and such Shareholder (or Shareholder's representative, if applicable) shall receive an admission card, including the Shareholder's name (or such Shareholder's representative's name, if applicable) and the number of votes to which it is entitled. The Secretary of the Board may, in its sole discretion, waive compliance by with this Section 15(a) by a Shareholder.

     (b) Notwithstanding the provisions in this Article 15, Shareholders who are unable to participate in person at a Shareholders' meeting (whether ordinary or extraordinary) may participate and vote at such meeting by proxy or otherwise as permitted by applicable law.

     (c) Shareholders' decisions may be approved by unanimous written consent in lieu of a Shareholders' meeting. In case of any action by written consent in lieu of a Shareholders' meeting, the requirement regarding the deposit of Shares set forth in Section 15(a) shall not apply.

ARTICLE SIXTEEN. Deposit of Shares.

a) Notwithstanding the provisions set forth in the foregoing Article, any Shareholder may deposit its Shares with a bank or acknowledged financial institution (e.g. brokerage house or casa de bolsa, INDEVAL or the Depository Trust Company), and such Shareholder shall notify the Secretary of the Board in writing, no later than 24 (twenty-four) hours prior to the meeting, of the number of Shares deposited therein, the name of the Shareholder and of the name of the Shareholder's representative duly authorized by such Shareholder to attend the Shareholders' meeting and vote the deposited Shares, and shall enclose the corresponding deposit certificate. The Shareholder's representative attending the Shareholder's meeting shall present to the Secretary of the Board the corresponding general or special power of attorney or proxy letter signed by the Shareholder.

b) Any Shares deposited in trust with a bank or acknowledged commercial institution for the purpose of waiving preemptive rights shall be deemed to comply with the deposit requirements set forth in Section 16(a), and the Company may rely upon the trustee of any such trust with respect to the provision of the information required pursuant to Section 16(a).

ARTICLE SEVENTEEN. General Ordinary Shareholders' Meetings.

The General Ordinary Shareholders' Meeting may be held pursuant to a first call if the holders of at least a majority of the full voting Shares of the capital stock entitled to vote are present or represented. If no quorum exists for said meeting, the call shall be repeated as necessary until at least a majority of the full voting Shares of the capital stock entitled to vote are present or represented thereat.

ARTICLE EIGHTEEN. General Extraordinary Shareholders' Meetings.

The General Extraordinary Shareholders' Meetings may be held pursuant to a first call, if the holders of at least 75% (Seventy Five percent) of the full voting Shares of the capital stock entitled to vote are present or represented. If no quorum exists for said meeting, the call shall be repeated as necessary such that at least a majority of the full voting Shares of the capital stock entitled to vote are present or represented thereat.

ARTICLE NINETEEN. Special Shareholders' Meetings.

In accordance with article 195 of the General Business Corporations Law, a meeting of the Shareholders of a particular series or class of Shares shall be considered a "Special Shareholders' Meeting". Special Shareholders' Meetings shall be considered legally convened pursuant to a first call, whenever at least a majority of the Shares representing the respective series of Shares are represented thereat. In the case of a second or subsequent call, Special Shareholders' Meeting shall be considered legally convened if the holders of at least a majority of the Shares representing the respective series of Shares are present or represented thereat.

ARTICLE TWENTY. Required Shareholder Votes.

Resolutions of the General Ordinary Shareholders' Meetings shall be adopted and approved by the affirmative vote of the majority of Shares present in the meeting and entitled to vote thereat. Resolutions of the Special Shareholders' Meetings shall be adopted and approved by the affirmative vote of the majority of Shares present in the meeting and entitled to vote thereon at such Shareholders' meeting, subject to the provisions of Articles 8 and 11 hereof.

With respect to the General Extraordinary Shareholders' Meetings held pursuant to a first call, resolutions shall be adopted and approved by the affirmative vote of the Shares representing at least a majority of the full voting Shares of the capital stock entitled to vote. In the case of a second or subsequent call, resolutions shall be adopted by the affirmative vote of the full voting Shares of the capital stock representing at least a majority of the Shares entitled to vote. Resolutions relating to Nexus Key Matters and/or Grupo VAC Key Matters, including any amendment of these Bylaws, with respect to such Nexus Key Matters and/or Grupo VAC Key Matters shall also require the approvals set forth in
Article 11 hereof.

ARTICLE TWENTY-ONE. Appointment of Chairman and Conduct of Shareholder Meetings.

The Chairman and the Vice-Chairman of the Board shall be appointed by the holders of a majority of the Series A Shares and Series B Shares present at a Shareholders' meeting and entitled to vote on the election of Directors thereat, voting together as a single class of Shares.

The Chairman of the Board, the Vice-chairman in the Chairman's absence, shall conduct all the Shareholders' Meetings. If both the Chairman and the Vice-chairman are absent, the meeting shall be conducted by the person designated by the affirmative vote of a majority of the voting Shares present or represented thereat. The Secretary of the Board shall act as secretary of the Shareholders' Meetings. If the Secretary of the Board is absent, the secretary of the meeting shall be designated by the affirmative vote of a majority of the voting Shares present or represented thereat. The Chairman shall appoint 1 (one) or more inspectors of votes to tally and report on the votes present and cast (in person and by proxy) on each matter voted on at such Shareholder Meeting.

ARTICLE TWENTY-TWO. Voting.

In all Shareholders' Meetings, each Share shall grant its holder the right to 1
(one) vote on all matters as to which such Shares may be voted. If 2 (two) or more Persons are undivided Shareholders of a stock certificate they shall designate a common representative to exercise the voting rights underlying such Share.

                                  FIFTH CHAPTER

                   MANAGEMENT AND SURVEILLANCE OF THE COMPANY

ARTICLE TWENTY-THREE. Composition of the Board.

Subject to Article 11 hereof, the Company shall be managed by the Board and the Board shall be composed of 9 (nine) members and the same number of alternate members. An alternate member of the Board may only serve as alternate director for the Board member for whom such alternate Board member is specifically designated to serve as an alternate.

     (a)  The following individuals shall be elected to the Board:

          (i) 5 (five) members (and 5 (five) alternates) designated by the holders of the Series A Shares. Of such Board members and alternatives, 1 (one) member and its alternate of which shall be collectively designated by the Grupo VAC Investors; provided, however, that (A) the Grupo VAC Investors continue to hold, in the aggregate, at least the Grupo VAC Threshold Percentage of the issued and outstanding Shares of Maxcom and (B) the Grupo VAC Investors and their respective Affiliates fully comply with the conditions set forth in Section 10(m) of these Bylaws (the "Grupo VAC Director"). The remainder of such board members (and alternates) shall be designated by the holders of a majority of the Series A Shares present at a Shareholders' meeting and entitled to vote thereat voting together as a single class on any such designation (the "Series A Directors"); and

          (ii) 4 (four) members (and 4 (four) alternates) designated by the holders of a majority of the Series B Shares present at a Shareholders' meeting and entitled to vote thereat voting together as a single class on any such designation (the "Series B Directors"); provided, however, that a Series B Director (and alternate) shall only be elected if nominated as a Series B Director or alternate, as the case may be, by Nexus (any Series B Director actually nominated by Nexus and elected by the holders of a majority of the Series B Shares acting jointly, a "Nexus Director");

     (b) Unless otherwise required by applicable Mexican law, if any party entitled to designate a Director pursuant to the terms of this Article 23 fails to do so, such Director seat shall remain vacant until filled in accordance with this Article 23.

     (c) At the request of any Nexus Director or the Grupo VAC Director, the composition of the board of directors or similar body of each of the Company's subsidiaries (a "Subsidiary Board") shall include at least 1
          (one) Nexus Director and 1 (one) Grupo VAC Director.

     (d) At the request of any Nexus Director or Grupo VAC Director, each committee of the Board and each committee of each Subsidiary Board (each, a "Committee") shall include at least 1 (one) Nexus Director and 1 (one) Grupo VAC Director.

     (e) The removal (with or without cause) of any member of the Board, a Subsidiary Board or a Committee shall be only upon written request of the Shareholder(s) who designated such member. If any individual ceases, for any reason, to serve as a member of the Board, a Subsidiary Board or a Committee, the vacancy shall be filled with a new member selected by the Shareholder(s) who designated such member. If any member of the Board (or with respect to a Subsidiary Board or any Committee, any Nexus Director) cannot attend any meetings thereof, the alternate member designated by the Shareholder(s) who designated such member (or by Nexus, with respect to the Nexus Director) may attend such meetings in lieu of the absent Board member, and such alternate member shall be given all written notices, materials and information regarding all meetings of the Board, such Subsidiary Board or Committee and shall be entitled to vote at such meeting as a member of the Board, such Subsidiary Board or Committee (it being understood that any alternate member may nonetheless attend any meeting of the Board, a Subsidiary Board or a Committee of the Board as an observer and shall be entitled to receive copies of all materials and information regarding such meeting, even if the principal Board member is present, but in no event shall such alternate member vote in such meeting of the Board). If a member of the Board, a Subsidiary Board or a Committee and such member's alternate member of the Board, Subsidiary

          Board or Committee both attend a meeting of the Board, a Subsidiary Board or Committee, only the member of the Board, Subsidiary Board or Committee (as opposed to the alternate member) shall be entitled to vote at such meeting.

     (f) The Company shall pay the reasonable, documented out-of-pocket expenses (including reasonable travel and lodging) incurred by each member (and each alternate member) of the Board in connection with attending each meeting of the Board, any Subsidiary Board or any Committee attended by such member (and alternate) and other expenses reasonably incurred in connection with the discharge of such members' duties as a member of the Board, any Subsidiary Board or Committee.

     (g) The Board shall establish an advisory committee (the "Advisory Committee"). The Advisory Committee shall be responsible for advising the Board regarding, and shall oversee, the Company's continuing operations; provided, however, that the Advisory Committee shall not have the authority to approve any matters and shall only have the authority to recommend matters to the full Board. The Advisory Committee shall include (i) the Company's then current Chief Executive Officer, (ii) Adrian Aguirre G., (iii) 1 (one) Grupo VAC Director (so long as the Grupo VAC Investors are entitled to appoint 1 (one) Grupo VAC Director), and (iv) 3 (three) Series B Directors (including at least 2 (two) Nexus Directors).

ARTICLE TWENTY-FOUR. Term of Directors.

Each member of the Board shall hold office for a one-year term and shall serve until the earlier of such director's removal, resignation or the election of a successor director, in each case subject to Article 23 hereof.

ARTICLE TWENTY-FIVE. Qualifications of Board Members.

To the extent required by Mexican law, as a condition to serving as a director on the Board, such director must satisfy the following conditions:

     (a) Agree to guarantee the faithful performance of the position, if and as determined by the Shareholders at a General Ordinary Shareholders' Meeting; and

     (b) Lack any incapacity described in Article 151 of the General Business Corporation Law, as in effect on the date of the adoption of these Bylaws by the Shareholders.

ARTICLE TWENTY-SIX. Board Meetings.

     (a) The Board shall meet at least once a month (unless otherwise agreed by a resolution of the Board; provided, however, that such resolution is approved by 1 (one) of the Nexus Directors). Meetings of the Board may be called by the Chairman, the Vice-chairman, the Secretary of the Board, the Examiner, any Nexus Director or any 2 (two) members of the Board and shall be held at the Company's headquarters, or at any other place in the Mexico or in a foreign country.

     (b) The quorum for a Board meeting pursuant to a first call (a "First Call Meeting") shall be at least 7 (seven) members (or their respective alternates); provided, however, that at least 1 (one) Nexus Director is present. If no quorum is reached at the First Call Meeting, a Board's meting shall be called for a second time (a "Second Call Meeting") (and the call shall be repeated as necessary) until at least 6 (six) members (or their respective alternates) are present. A Second Call Meeting (or a subsequent meeting of the Board if no quorum is reached at the Second Call Meeting) shall take place at least 5 (five) calendar days after the date of the First Call Meeting. In addition to the quorum requirements set forth in the preceding two sentences, the quorum for any Board meeting where (i) any Key Matter is to be authorized or approved shall require the attendance of at least 1
          (one) Nexus Director and (ii) any Grupo VAC Key Matter is to be authorized or approved shall require the attendance of at least 1
          (one) Grupo VAC Director (but only so long as the Grupo VAC Investors are then entitled to appoint a Grupo VAC Director).

     (c) Decisions of the Board may be adopted and approved by written consent in lieu of a meeting, as set forth in the written call, which shall be transmitted in writing 15 (fifteen) calendar days prior the date of the meeting. Members of the Board may participate in any meeting of the Board via telephone (subject to unanimous written ratification of the minutes and the resolutions therefrom). The members of the Board may waive the requirement of a written call, which shall not be needed when all the regular members or their alternates are present, and/or may act by unanimous written consent in the absence of a meeting. The approval of any resolutions or agreements relating to Key Matters and/or Grupo VAC Key Matter shall also comply with any applicable requirements set forth in Article 11 hereof.

     (d) Resolutions approved at a First Call Meeting shall be adopted by affirmative vote of at least 4 (four) directors or their respective alternates; provided, however, that the affirmative vote of at least 1
          (one) of the Nexus Directors shall be required. In case of a Second Call Meeting (or subsequent calls thereto, if applicable), resolutions shall require the majority vote of those who are present. The approval of any resolutions or agreements relating to Key Matters and/or Grupo VAC Key Matter shall also require the approvals set forth in Article 11 hereof.

ARTICLE TWENTY-SEVEN. Board Voting and Appointment of Executive Officers.

At the Board's meetings, each member or alternate thereof shall be entitled to cast 1 (one) vote. If the Shareholders have not elected a Chairman and other office at a General Ordinary Shareholders' Meeting, the Board shall designate among its members a Chairman and may elect those other officers, including a Secretary and a Treasurer, in the way it deems proper, and may determine the power and compensation of said officers or personnel, in each case subject to
Article 11 hereof.

The Board shall appoint the Chief Executive Officer of the Company as well as the Company's other corporate officers, executives and managers, in each case subject to Article 11 hereof.

ARTICLE TWENTY-EIGHT. General Board Powers.

Subject to the provisions of these Bylaws (including Article 11 hereof), the full power to manage and direct the business of the Company is vested in the Board. Subject to Article 11 hereof the Board shall have power and authority to execute the following actions:

     (a) Represent the Company with general powers for lawsuits and collections with all general powers and the special powers that require special authorization specified under the applicable laws and in the provisions of (i) the first paragraph of Article

          2554 and Article 2587 of the Federal Civil Code of Mexico and (ii) the corresponding articles under the civil codes of the Federal District and the states of Mexico. The Board is authorized to file or abandon lawsuits and appeals of any kind, including the "juicio de amparo" (injunction procedure under the Mexican Constitution), settle, submit to arbitration, question and answer interrogatories, file criminal lawsuits and appeals thereof as an offended party in penal matters, assign in favor of creditors, recuse, receive payments and execute acts of any kind specified expressly in the law, among them, to represent the Company before authorities of any kind, such as: penal, civil, military, administrative and labor, before courts and before the Ministry of Foreign Affairs with the object of entering agreements with the Federal Government pursuant to the provisions of Sections I and IV of Article 27 of the Mexican Constitution.

     (b) Administer the Company's assets in accordance with the provisions of second paragraph of Article 2554 of the Federal Civil Code of Mexico and corresponding articles related thereto under the civil codes of the Federal District and the states of Mexico.

     (c)  Exercise acts of ownership under the terms of third paragraph of
          Article 2554 of the Federal Civil Code and in the corresponding articles related thereto under the civil codes of the Federal District and the states of Mexico.

     (d)  Draw, subscribe, guarantee and endorse securities under the terms of
          Article 9 of the General Law on Negotiable Instruments and Credit Operations, as well as to verify banking and trade operations of any kind. The powers for acts of ownership and for subscribing securities shall be exercised concurrently by 2 (two) attorneys-in-fact and in the way determined by the Board.

     (e) Open bank and securities accounts in the name of the Company and designate the persons who shall draw against such accounts.

     (f) Designate the managers, attorneys-in-fact, agents and employees of the Company, to determine their power, working conditions and remuneration, as well as to remove them from their positions.

     (g) Carry out all the acts authorized by these Bylaws or being a consequence thereof.

     (h) Call General Ordinary and Extraordinary Shareholder's Meetings and carry out the resolutions thereof.

     (i) Delegate their power and authority in 1 (one) or more of its members, whether completely or partially, and confer, in favor of any Person it deems proper, special or general powers under the terms of paragraphs
          (a) through (e) of this Article, and to revoke the powers that the Board or its attorneys-in-fact might confer; provided, however, that the prior written consent of at least 1 (one) of the Nexus Directors shall be required for the delegation of any power which, if exercised by the Board, would require the consent of at least 1 (one) of the Nexus Directors; provided, further, that the prior written consent of the Grupo VAC Director shall be required for the delegation of any power which, if exercised by the Board, would require the consent of the Grupo VAC Director.

     (j) The Company shall permit any representatives designated by a member of the Board at such times as any such Person may reasonably request during regular business hours after prior written notice of at least 2
          (two) business days to (i) visit
          and inspect any of the properties of the Company and its subsidiaries,
          (ii) examine and copy the corporate financial records of the Company and its subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

ARTICLE TWENTY-NINE. Company Examiner.

The supervision of the Company's books and financial records shall be vested in 1 (one) or 2 (two) examiners of the Company (each, an "Examiner"). Each Examiner shall be designated as such at a General Ordinary Shareholders' Meeting and shall hold office for a one-year term (which term shall coincide with the term of the Board). The Shareholders may also appoint 1 (one) or 2 (two) alternate Examiners. Each Examiner shall have the authority and duties referred to in
Article 166 of the General Business Corporation Law and shall be required to guarantee the faithful performance of such duties in a manner approved by the Shareholders at such General Ordinary Shareholders' Meeting.

                                  SIXTH CHAPTER

                  FISCAL YEARS, BALANCE SHEET, PROFIT AND LOSS

ARTICLE THIRTY. Fiscal Year.

The fiscal year of the Company shall be the calendar year; provided, however, that the Company's final fiscal year will be from January 1st to the date that this Company's corporate existence is terminated and the Company dissolved and liquidated.

ARTICLE THIRTY-ONE. Required Financial Information.

At the end of each fiscal year, the Company shall prepare an annual financial report that includes the financial information required by Articles 172, 173 and 177 of the General Business Corporation Law.

ARTICLE THIRTY-TWO. Financial Statements.

The Company shall provide each Investor with financial statements and other requested financial information as and when required by such Investor. The annual financial statements shall be prepared in accordance with generally accepted accounting standards in Mexico and shall be audited by PricewaterhouseCoopers S.C. (Mexico) or another independent accounting firm acceptable to Nexus or Bank of America. The Grupo VAC Investors' rights under this Article Thirty-Two are subject to and conditioned upon compliance by the Grupo VAC Investors and their respective Affiliates with the conditions set forth in Section 10(m) of these Bylaws.

ARTICLE THIRTY-THREE. Profits.

The Company's net profits of the fiscal year shall be allocated as follows:

     (a) To the extent required by Article 20 of the General Business Corporation Law, 5% of the Company's net profits shall be kept in a capital reserve fund until it equals the amount, if any, required under Mexican law and such capital reserve fund shall be replenished in the same manner when it decreases for any reason whatsoever.

     (b) Subject to the approval of Nexus, the balance of the Company's net profits (after funding the capital reserve fund contemplated by Section 33(a)) shall be applied or re-invested pursuant to a Shareholders' meeting resolution, or shall be distributed among Shareholders in proportion to the number of their Shares if completely paid, or on the contrary shall be applied in the amount paid for them.

     (c) The founders of the Company have not reserved for themselves any special sharing of profits.

ARTICLE THIRTY-FOUR. Losses.

Losses shall be allocated among Shareholders in proportion to the Shares they hold, but the liability of the Company's Shareholders for the obligations of the Company is limited to the capital contributed to the Company by such Shareholders.

ARTICLE THIRTY-FIVE. Notice and Escheat.

Except for the cases in which all Shareholders are aware of the declaration of a dividend, the distribution of dividends shall be published in one of the following newspapers: (i) the Official Gazette of the Federation, (ii) in the "Negocios" section of the "Reforma," or (iii) "El Financiero", and such declaration shall be made known by mail to the Shareholders registered in the Company's Shareholder registry book. Any dividends payable on a Share that are not distributed to the owner of record of such Share within 5 (five) years after the payment date shall revert in favor of the Company. The declaration and payment of dividends by the Company is subject to the provisions of Article 11 above.

                                 SEVENTH CHAPTER

                           DISSOLUTION AND LIQUIDATION

ARTICLE THIRTY-SIX. Dissolution.

To the extent required by Mexican law, the Company shall be dissolved in any of the following events:

     (a) The Board (including at least 1 (one) Nexus Director) concludes that it is impossible for the Company to continue carrying out its principal purposes;

     (b) Subject to Article 11 above, by means of a resolution of the General Extraordinary Shareholders' Meeting taken pursuant to these Bylaws;

     (c)  If the number of the Company's Shareholders is fewer than two;

     (d) If the fiscal losses of the Company exceed two-thirds of the paid-in-capital of the Shares; and

     (e)  In any other case required by applicable law.

ARTICLE THIRTY-SEVEN. Shareholder Action with respect to Liquidation.

Once the dissolution of the Company has been resolved by either the Board or the Company's Shareholders, the Company shall be liquidated and, for this purpose, the holders of Series A Shares and Series B Shares shall determine, at a General Extraordinary Shareholders' Meeting, the number of liquidators who shall be in charge of the liquidation, and if more than 1 (one) liquidator is appointed, each liquidator shall work together with the others. The liquidation shall be performed in accordance with the resolutions adopted at such General Extraordinary Shareholders' Meeting.

In the absence of resolutions adopted at such a General Extraordinary Shareholder Meeting, the liquidation shall be made in accordance with the applicable provisions of the General Business Corporation Law. Any assets of the Company distributed to the CPO Trustee in connection with a liquidation of the Company shall be made within the United States in U.S. Dollars.

ARTICLE THIRTY-EIGHT. Notice of Liquidation Proceeds.

Upon any liquidation, dissolution or winding up of the Company, the Company shall mail written notice to each record holder of Shares of such liquidation, dissolution, or winding up, at least 60 (sixty) days prior to the date of any liquidating distribution of the Company's remaining assets to the Company's Shareholders.

ARTICLE THIRTY-NINE. Liquidator.

Liquidators shall represent the Company, and, unless otherwise limited by the Shareholders at a Shareholders' meeting, shall have the right to take title to and administer the Company's assets and the power to initiate lawsuits and collection actions on behalf of the Company, including all general powers and the special powers that require special authorization specified under the applicable laws and in the provisions of Article 2554 and Article 2587 of the Federal Civil Code of Mexico and the corresponding articles under the civil codes of the Federal District and the states of Mexico.

ARTICLE FORTY. Shareholders' Meetings During Liquidation.

In connection with the liquidation and winding up of the Company, Shareholders' meeting may be called by the liquidators, the Examiners, Nexus or directly by holders of more than 33% of the capital stock of the Company.

                                 EIGHTH CHAPTER

                            EXCULPATION AND INDEMNITY

ARTICLE FORTY-ONE. Exculpation.

No members of the Board, Subsidiary Board or of any Committee of the Company (including alternate members), and none of the Company's officers (collectively, "Covered Persons") shall be liable to any Shareholder or the Company for (a) any action taken or failure to act in such capacity in good faith with respect to the Company which is not a violation of the material provisions of these Bylaws and which is not grossly negligent or willfully malfeasant, (b) any action or inaction arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care, or (c) the action or inaction of any agent, contractor or consultant selected by any of them with reasonable care. In the event of a Covered Person's bad faith, gross negligence or willful malfeasance in connection with any action taken or failure to act in good faith with respect to the Company which is not a violation of the material provisions of these Bylaws, such Covered Person shall only be liable to the extent of such bad faith, gross negligence or willful malfeasance.

ARTICLE FORTY-TWO. Indemnification Right.

Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director, a member of a committee or officer, of the Company or is or was serving at the request of the Company as a director, or officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, an

"Indemnified Person"), shall be indemnified and held harmless by the Company to the fullest extent permitted by Mexican law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against any expense, liability or loss (including attorneys' fees actually and reasonably incurred by such Indemnified Person in connection with such proceeding) and such indemnification shall inure to the benefit of such Indemnified Person's heirs, executors and administrators; provided, however, that except as provided in Article 43, the Company shall indemnify any Indemnified Person seeking indemnification in connection with a proceeding initiated by such Indemnified Person only if such proceeding was authorized by the Board. The right to indemnification conferred in these Bylaws shall be a contract right and, subject to Articles 43 and 46 hereof, shall include the right to be paid by the Company such Person's expenses incurred in defending any such proceeding in advance of its final disposition. The Company may, by action of the Board, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

ARTICLE FORTY-THREE. Procedures.

Any indemnification under Article 41 hereof of an Indemnified Person who is a director, member of a Committee or officer of the Company and the advance payment of expenses under Article 46 hereof of such Indemnified Person shall be made promptly, and in any event within 30 (thirty) days, upon the written request of the an Indemnified Person. If a determination by the Company that an Indemnified Person is entitled to indemnification pursuant to this Chapter is required, and the Company fails to respond within 60 (sixty) days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancing of expenses, in whole or in a part, or if payment in full pursuant to such request is not made within 60 (sixty) days, the right to indemnification or advances as granted by this Chapter shall be enforceable by such Indemnified Person in any court of competent jurisdiction. The cost and expenses of an Indemnified Person who is a director, member of a Committee, or officer of the Company, incurred in connection with successfully establishing such Indemnified Person's right to indemnification (in whole or in part) in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance or its final disposition where the required undertaking, if any, has been entered to the Company) that the claimant has not met the standards of conduct which make it permissible under these Bylaws or applicable law for the Company to indemnify such claimant for the amount claimed, but the burden of such a defense shall be on the Company. The failure of the Company (including its Board, independent legal counsel, or Shareholders) to determine, prior to the commencement of an action, whether or not a claimant has met the applicable standard of conduct set forth in these Bylaws and applicable law required for indemnification hereunder shall not create any presumption that the claimant has met the applicable standard of conduct.

ARTICLE FORTY-FOUR. Non-Exclusive Right.

The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Chapter shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE FORTY-FIVE. Insurance.

The Company may purchase and maintain insurance on its own behalf and on behalf of any individual who is or was a director, member of a Committee, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, member of a committee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such Person against such liability under this Chapter.

ARTICLE FORTY-SIX. Advancement of Expenses.

Unless otherwise determined by the Board (including at least 1 (one) Nexus Director), expenses incurred by any Indemnified Person who is a director, member of a Committee or officer of the Company in defending a proceeding shall be paid by the Company in advance of such proceeding's final disposition subject to the receipt by the Company of an undertaking, in form and substance satisfactory to the Board, by or on behalf of such Indemnified Person seeking payment of expenses to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents of the Company may also be paid in advance of a proceeding's final disposition, subject to any terms and conditions on such payment as the Board deems appropriate.

ARTICLE FORTY-SEVEN. Indemnification of Others.

Persons which are not covered by the foregoing provisions of this Chapter and which are or were employees or agents of the Company, or which are or were serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may also be indemnified to the extent authorized at any time or from time to time by the Board.

ARTICLE FORTY-EIGHT. Contractual Right.

The provisions of these Bylaws shall be deemed to be a contract right between the Company and each director or officer who serves in any such capacity at any time while this Chapter and the relevant provisions of Mexican law or other applicable law are in effect, and any repeal or modification of this Chapter or any such law shall not affect any indemnification rights or obligations then existing with respect to any then existing state of facts or proceeding.

ARTICLE FORTY-NINE. Successors.

For purposes of the indemnification rights set forth in this Chapter, references to "the Company" shall include, in addition to any surviving corporation in a merger or consolidation, any successors in interest to the Company, so that any Person who would be entitled to indemnification by the Company pursuant to these Bylaws shall continue to be entitled to indemnification pursuant to these Bylaws with respect to such surviving corporation or successor in interest as such Person would have with respect to the Company if its separate existence had continued.

ARTICLE FIFTY. Compliance with Certain Laws.

The Company shall, and shall cause each of its subsidiaries to, comply at all times with the U.S. Foreign Corrupt Practices Act, as amended, and the rules and regulations promulgated thereunder.

ARTICLE FIFTY-ONE. CPO Trustee, Sale of the Company and Drag-Along Sale.

In the event of a Sale of the Company or a Drag-Along Sale, the Company shall prepare, or cause to be prepared, with the advice of U.S. counsel, any notices or offering materials required by these Bylaws or the applicable Mexican, U.S. and state securities laws to be delivered to the beneficial owners of the Series N Shares held of record by the CPO Trustee in connection with such Drag-Along Sale or the tag-along rights of such Shares on a Sale of the Company and to cause such


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

documents to be delivered to the CPO Trustee in sufficient quantities for distribution to the beneficial owners of such Series N Shares. The Company shall use its commercially reasonable efforts to make any applicable filings with respect to any such distribution of notices or offering materials required by applicable law; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Article 51, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

ARTICLE FIFTY-TWO. Amendment of these Bylaws.

     Any amendment or waiver of these Bylaws shall require (i) the approval of the Shareholders at an Extraordinary Shareholder Meeting as contemplated by
Section 13(c)(iv) and (ii) the Required Approvals contemplated by Article 11.

                                     *****


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

                 EXHIBIT A TO THIRD AMENDED AND RESTATED BY-LAWS

                             COMPANY GUIDELINES FOR
              MAXCOM TELECOMUNICACIONES, S.A. DE C.V., S.A. DE C.V.

Payment Practices:

     The United States Foreign Corrupt Practices Act (the "FCPA") prohibits, among other things, certain payments and accounting practices and, if violated, carries civil and criminal liability for Maxcom Telecomunicaciones, S.A. de C.V. ("MAXCOM" or the "Company") and individual employees. In order to comply with the FCPA, directors, employees, agents, contractors and affiliates, as applicable, must observe the following rules:

     - Business and Accounting Practices -- Company employees and agents shall adhere to all legal requirements of Mexico and each political subdivision thereof, and each other country in which the Company conducts business. The Company and all of its employees, agents, contractors and affiliates shall employ the highest ethical standards. No undisclosed or unrecorded Company fund or asset shall be established or utilized for any purpose, no false or misleading entries shall be made in the Company's books or records and all transactions of the Company shall be recorded on its books and records. No payment on the Company's behalf shall be without complete and proper supporting documentation or made for any purpose other than as described in such documentation and all payments will be made for lawful purposes only. Company personnel shall comply with generally accepted accounting rules, the FCPA and Company internal control policies at all times.

     - Questionable Payments -- With the exception of certain regulatory fees set by the government and facilitating payments (defined below), all payments, promises to pay, offers of payment of anything of value to any official, foreign or otherwise, political party or official thereof from either the Company or private funds in furtherance of Company business are strictly prohibited. Where, in accordance with the practice and custom of a particular locale, the payment of a nominal sum (a "facilitating payment") must be made in order to induce an official of a foreign government to perform an act which the official would be required to perform in any event, such facilitating payment is not prohibited to the extent it is permitted under applicable law. These facilitating payments must be properly approved, documented and recorded on the Company's books.

     - Political Contributions -- The Company, as a corporate entity, will not make any contributions or payments to political parties, candidates, or initiative or referendum campaigns, unless such payments are clearly permitted by law and approved by the appropriate Company officer. This restriction is not intended to discourage employees from making contributions to, or being involved with candidates, parties, initiative or referenda or political committees of their choice as private individuals. Such involvement, however, must be on the employees' own time and at their own expense and must in no way indicate the Company endorsement of or position relating to such activity.


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

Integrity of the Company Assets and Information:

- Trade Secrets -- Company assets are more than physical plants and equipment. They include technology and concepts, valuable ideas, business and product plans, as well as information about the business. All employees shall regard and preserve as confidential and shall not divulge to unauthorized persons any information of a secret, confidential, or private nature connected with the business of the Company or any of its suppliers, customers or affiliates without the prior written consent of the appropriate Company officer. No employee shall disclose to the Company or use to benefit the Company any confidential information which was obtained outside the Company, except as permitted by the terms of an applicable nondisclosure agreement.

- Accurate Reporting -- All employee reports of any kind (such as expense reports, hours worked, sales reports, etc.) must be completed accurately and honestly. Failure to so report, in addition to being a violation of Company policy, may also be illegal.

- Public Disclosure -- Since both the Company and individual employees may become liable to investors who buy or sell the Company stock in reliance on misleading or incomplete Company statements, all public statements must be accurate, and any projections of future performance must come from top level management. All inquiries from investors, securities or financial analysts or brokers involving requests for specific or detailed Company information should be directed to the appropriate Company officer.

- Employee Information -- The Company collects, uses and maintains only employee information that is required for business or legal reasons. The Company provides employees access to their personnel files as a means of insuring that information in such records is correct. The Company will not release employee information without the approval of the employee affected except to verify employment or to satisfy legitimate investigatory or legal requirements.

Conflict of Interest Policy:

A conflict of interest is any activity or interest which is inconsistent with, or opposed to the best interests of, the Company. Potential conflicts of interest may arise in the following situations:

- Interest in Other Businesses -- Employees should not have any direct or indirect financial interest with a present customer, competitor or supplier that could cause divided loyalty or the appearance of divided loyalty. (This prohibition does not include passive investments of not more than three percent of the total outstanding shares of any company listed on a recognized Mexican, United States or other foreign or domestic stock exchange).

- Moonlighting -- The Company expects each employee (other than part-time employees) to devote his or her full time and attention to his or her commitment to the Company. Therefore, all such employees are discouraged from maintaining outside employment. Salaried employees may not engage in outside work or services for a current or potential: (i) customer, (ii) competitor or (iii) supplier of the Company under any circumstances. Salaried employees may engage in other outside business activities only with the prior written approval of the appropriate Company officer. Hourly employees may not engage in outside employment where such employment may create a conflict of interest (for example, working for a current or potential competitor). Hourly employees may engage in other outside business activities with the prior written approval of the appropriate Company officer. Under no circumstances may outside employment by any employee (other than part-time employees) lessen his or her efficiency, alertness, interest or productivity.

- Gifts and Other Gratuities -- No employee or any member of his or her household shall accept gifts or gratuities or other favored treatment from any person associated with a present or prospective customer or supplier of the Company. Similarly, no employee may give money or gifts to a customer, competitor or supplier if it could be reasonably viewed as being done to gain an unfair business advantage.

- Family -- No employee may conduct Company business with a person with whom he or she is related by blood, law or marriage, or a business organization with which the employee or person with whom such employee is related by blood, law or marriage has a significant association, without first having the prior written approval of the appropriate Company officer.

Trade Regulations:

Trade laws and regulations in the United States and elsewhere are designed to foster a competitive marketplace and prohibit activities in restraint of trade. Generally any actions taken either individually, or in combination with others, which are predatory toward a competitor or by nature restrain competition, are most likely violations of one or more antitrust laws. The following prohibitions, although not inclusive, represent significant practices which are contrary to the policies of the Company and are prohibited.

- Arrangements or understandings with competitors or potential competitors concerning prices of products or other competitive policies or practices are strictly prohibited and shall not be even the subject of discussion by any Company employee with a competitor or potential competitor.

- In any potential or actual joint venture or projects with competitors or potential competitors, all discussions must be limited to the specific transactions involved.

- Participation in trade associations, seminars or other groups must not be, or even appear to be, an occasion for any discussion of competitive policies and practices.

- Arrangements or understandings with a particular competitor or customer, potential competitor or potential customer not to deal with a particular customer or supplier or potential customer or potential supplier are strictly prohibited.

- Agreements or understandings whereby Company customers or potential customers agree with the Company not to purchase the goods or services of a competitor or a potential competitor of the Company are strictly prohibited.


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

Environmental Policy:

- Basic Policy - It is the policy of the Company to conduct its activities with due concern for the human and natural environment while making and marketing safe and high quality products and services for its customers. This is to be accomplished in a manner that will benefit the present and future well-being of the communities in which the Company maintains or plans to maintain facilities and conducts business activities. The Company and its affiliates, agents and employees shall, at all times, operate as good corporate citizens and meet or exceed all applicable environmental laws and regulations.

- Responsibility - The Chief Operating Officer shall be responsible for conducting the Company's operations in a manner that assures compliance with environmental laws and with the Company's policy. Each facility shall maintain an environmental management and compliance program appropriate to its operations in fulfillment of this responsibility. Environmental factors shall be taken into consideration in the development of all business plans, operations and activities.

- The Director of External Affairs is responsible for providing program management direction, establishing program guidelines, advising personnel of regulatory requirements and assisting in meeting compliance responsibilities.

- Reports - The following environmental regulatory events shall be promptly communicated to the Director of External Affairs and the Chief Operating
     Officer: (1) regulatory agency permit notices; (2) reports on test results, internal or agency, indicating permit noncompliance; (3) notices of noncompliance with environmental regulations or permits; (4) negotiations or orders involving regulation or permit compliance; and (5) environmental related incidents which are reportable to any governmental agency or could result in a negative impact on the Company.

Employment Discrimination and Harassment:

The Company maintains a policy of nondiscrimination towards employees and applicants for employment. No aspect of hiring or employment will be influenced in any manner by race, color, religion, sex, age, national origin, disability, or any other basis prohibited by statute.

The Company also strives to afford all employees a workplace free from sexual harassment. The Company prohibits unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature (whether implicit or explicit) where such conduct has the purpose or effect of unreasonably interfering with an individual's work performance or creating an intimidating, hostile or offensive work environment. The Company also prohibits harassment not overtly sexual in nature but directed at, or commenting on, attributes or characteristics of a person solely because of, or on the basis of, his or her sex. Finally, the Company prohibits retaliation against any person who refuses or objects to unwelcome verbal or physical conduct or who reports any of the above conduct.

All supervisory and management personnel are responsible for assuring a workplace free from discrimination and harassment. All employees are responsible for refraining from all forms of discriminatory or harassing conduct or language.

Procurement Policy:

Procurement decisions are to be made only with the participation of the Company's purchasing, legal and accounting departments and in accordance with the procurement policies of the Company. Exceptions to this policy may be made only with the approval of the appropriate Company officer.

Compliance:

Admittedly no summary of guidelines for ethical business conduct covers every instance. The absence of a guideline covering a particular situation does not relieve the employee from the responsibility to operate with the highest ethical standards of business conduct. Because each Company employee, in the final analysis, is responsible for his or her actions, no Company employee should hesitate to seek guidance and assistance for any questions regarding compliance. The responsibility for administering these standards is delegated to the appropriate Company officer with respect to the employees within their jurisdiction. In addition, each employee has the responsibility to report unethical business practices or violations of the Company's Standards of Business Conduct to the officer or director in charge of internal controls who will investigate such violations and report serious violations to the Company's board of directors.

Each of the Chief Operating Officer, the Chief Executive Officer and the President is charged with bringing matters concerning his own conduct to the Board.

Each employee's ultimate responsibility is to the Company, not to any individual, and to comply with the law. If an employee believes his or her superior is not responding to a clear violation of these policies or the law, it is that employee's duty, however unpleasant, to inform the next superior officer, and if the matter is not addressed, ultimately the Chief Executive Officer and the Board. Each employee shall also have the right to bring any such matters to the attention of the Board.

Integrity is a matter of character. Each Company employee must insist that each other Company employee, individually, and collectively, always meet the highest ethical standards of business conduct.

Disciplinary Actions:

Maxcom will take appropriate disciplinary action against employees that violate these guidelines, which disciplinary action will be consistent with applicable law.

                                     ******


                                        v